Exhibit 99.1

Consolidated financial statements restated as at 31 December 2022

Contents

Consolidated financial statements restated as at 31 December 2022 of the Limacorporate Group	3

Notes to the Consolidated financial statements restated as at 31 December 2022	8

Other information	48

2022	2

Consolidated financial statements restated as at 31 December 2022 of the Limacorporate Group

Statement of financial position

(€‘000)
	Note		31/12/2022 restated	31/12/2021 restated	01/01/2021
ASSETS
Non-current assets
Other intangible assets	[3.1	]	58,234	53,595	44,477
Goodwill	[3.2	]	384,216	398,305	396,900
Property, plant and equipment	[3.3	]	79,837	81,773	85,288
Equity investments	[3.4	]	2	2	402
Deferred tax assets	[3.5	]	31,709	33,462	31,895
Other non-current assets	[3.6	]	861	705	663

Total non-current assets			554,859	567,843	559,625

Current assets
Inventories	[3.7	]	86,728	87,421	84,166
Trade receivables	[3.8	]	70,161	66,891	63,070
Current tax assets	[3.9	]	2,087	2,554	4,361
Other current assets	[3.10	]	14,192	11,247	11,469
Cash and cash equivalents	[3.11	]	25,920	21,503	26,273

Total current assets			199,088	189,617	189,340

TOTAL ASSETS			753,947	757,461	748,965

EQUITY AND LIABILITIES
Equity
Share capital	[3.12	]	9,868	9,868	9,868
Share premium reserve	[3.12	]	14,425	14,425	14,425
Other reserves	[3.12	]	323,510	317,570	310,762
Retained earnings (accumulated deficit)	[3.12	]	(21,966)	(18,862)	(6,380)
Profit (loss) for the year	[3.12	]	(19,273)	(2,539)	(12,482)

Total equity attributable to the owners of the parent			306,564	320,463	316,194

Total equity			306,564	320,463	316,194

Non-current liabilities
Non-current financial liabilities	[3.15	]	10,165	283,573	287,407
Employee benefits	[3.14	]	1,296	1,442	1,421
Deferred tax liabilities	[3.5	]	19,275	17,296	12,986
Provisions for risks and charges	[3.13	]	17,156	15,314	12,847
Other non-current liabilities	[3.16	]	649	5,250	5,476

Total non-current liabilities			48,541	322,875	320,137

Current liabilities
Current financial liabilities	[3.15	]	336,659	61,536	61,156
Trade payables	[3.17	]	36,564	32,343	28,941
Current tax liabilities	[3.18	]	877	202	491
Other current liabilities	[3.19	]	24,742	20,041	22,047

Total current liabilities			398,842	114,123	112,635

TOTAL EQUITY AND LIABILITIES			753,947	757,461	748,965

2022	3

Income statement

(€‘000)
	Note		2022 restated	2021 restated
Revenue	[3.20	]	245,669	210,543
Other revenues and income	[3.20	]	5,798	3,973

Total revenue and income			251,467	214,517

Raw materials, consumables, supplies and goods	[3.21	]	(56,391)	(53,530)
Services	[3.22	]	(81,645)	(69,910)
Change in w.i.p., semi-finished products and finished goods	[3.23	]	(887)	2,058
Personnel expenses	[3.24	]	(76,858)	(60,773)
Amortisation and Depreciation	[3.25	]	(35,408)	(32,517)
Impairment losses on trade receivables	[3.25	]	(502)	(429)
Impairment losses on fixed assets	[3.25	]	(16,152)	(209)
Other operating costs	[3.26	]	(1,857)	(1,509)
Internal work capitalised	[3.27	]	13,532	16,250

Operating costs			(256,167)	(200,570)

Operating profit			(4,700)	13,947

Financial income	[3.28	]	14,561	7,829
Financial expense	[3.28	]	(22,609)	(20,785)

Net financial expense			(8,048)	(12,956)

Pre-tax income (loss)			(12,748)	991

Income tax benefit (expense)	[3.29	]	(6,526)	(3,529)

Profit (loss) for the year			(19,273)	(2,539)

of which attributable to the owners of the parent			(19,273)	(2,539)

2022	4

Statement of comprehensive income

(€‘000)
	Note		2022 restated	2021 restated
Profit (loss) for the year			(19,273)	(2,539)

Other comprehensive income (expense)
Items that will never be reclassified to profit or loss (A)
Remeasurements of the net defined benefit liability (asset)	[3.14	]	71	3
Related tax	[3.14	]	(17)	(1)

			54	2

Items that are or may be reclassified to profit or loss (B)
Exchange differences on translation of foreign operations	[3.12	]	871	1,842

			871	1,842

Other comprehensive income (expense), net of tax (A+B)			925	1,844

Comprehensive income (expense) for the year			(18,348)	(695)

Comprehensive income (expense) attributable to:
Owners of the parent			(18,348)	(695)

2022	5

Statement of changes in equity

(€‘000)
	Note		Share capital	Share premium reserve	Legal reserve	Merger reserve	Equity Injections	Translation reserve	Actuarial reserve	Other reserves	Retained earnings including Profit (loss) for the year	Total equity attributable to the owners of the parent	Total equity
Balance at 1 January 2021 as previously reported			9,868	14,425	2,101	288,261	23,088	(334)	(25)	(2,328)	(11,917)	323,139	323,139

Impact of correction of errors											(6,945)	(6,945)	(6,945)

Restated balance at 1 January 2021			9,868	14,425	2,101	288,261	23,088	(334)	(25)	(2,328)	(18,862)	316,194	316,194

Statement of comprehensive income
Profit for the year	[3.12	]	—	—	—	—	—	—	—	—	(2,539)	(2,539)	(2,539)
Other comprehensive income	[3.12	]	—	—	—	—	—	1,842	2	—	—	1,844	1,844
Comprehensive income			—	—	—	—	—	1,842	2	—	(2,539)	(694)	(694)
Owner transactions
Allocation of the loss for the previous year	[3.12	]	—	—	—	—	—	—	—	—	—	—	—
Other owner transactions	[3.12	]	—	—	—	—	4,963	—	—		—	4,963	4,963
Total owner transactions			—	—	—	—	4,963	—	—	—	—	4,963	4,963
Other changes	[3.12	]	—	—	—	—	—	—	—	—	—	—	—

At 31 December 2021 restated			9,868	14,425	2,101	288,261	28,051	1,508	(23)	(2,328)	(21,401)	320,463	320,463

Statement of comprehensive income
Profit for the year	[3.12	]	—	—	—	—	—	—	—	—	(19,273)	(19,273)	(19,273)
Other comprehensive income	[3.12	]	—	—	—	—	—	871	54	—	—	925	925
Comprehensive income			—	—	—	—	—	871	54	—	(19,273)	(18,349)	(18,349)
Owner transactions
Allocation of the loss for the previous year	[3.12	]	—	—	—	—	—	—	—	565	(565)	—	—
Other owner transactions	[3.12	]	—	—	—	—	—	—	—		—	—	—
Total owner transactions			—	—	—	—	—	—	—	565	(565)	—	—
Other changes	[3.12	]	—	—	—	—	—	—	—	4,450	—	4,450	4,450

At 31 December 2022 restated			9,868	14,425	2,101	288,261	28,051	2,379	31	2,687	(41,239)	306,564	306,564

2022	6

Statement of cash flows

(€‘000)
	Note	2022 restated	2021 restated
Operating activities
Profit (loss) for the year	[3.12]	(19,273)	(2,539)
Income tax (benefit)/expense	[3.29]	6,526	3,529
Net financial (income)/expense	[3.28]	10,809	13,979
Amortisation, depreciation and impairment losses	[3.25]	50,649	32,726
Accruals/(Release) to provisions	[3.26]	1,842	3,204
Net (gains)/loss on disposals	[3.20] [3.26]	(629)	(550)
FX on contingent consideration	[3.28]	1,031	1,384
Cash flows from operating activities before changes in working capital		50,955	51,734
Change in inventories	[3.7]	693	(3,255)
Change in trade receivables	[3.8]	(3,270)	(3,502)
Change in trade payables	[3.17]	4,220	3,402
Change in other assets/liabilities	[3.10] [3.16] [3.19]	316	523
Change in non-current assets	[3.6]	(156)	358
Income taxes paid		(2,019)	(846)

Cash flows from operating activities A)		50,739	48,414

Investing activities
Acquisitions of property, plant and equipment	[3.3]	(25,234)	(21,983)
Disposal of property, plant and equipment	[3.3]	1,418	2,108
Acquisitions of intangible assets	[3.1]	(12,229)	(14,229)
Disposal of intangible assets	[3.1]	955	47

Cash flows used in investing activities B)		(35,090)	(34,056)

Financing activities
Third party funds
Net change in current financial liabilities	[3.15]	8,916	805
Gross change in non-current financial liabilities	[3.15]	(0)	(572)
Decrease in lease liabilities	[3.15]	(4,401)	(3,384)
Net interest income	[3.28]	163	154
Net interest paid	[3.28]	(15,911)	(16,131)

Cash flows from (used in) in financing activities C)		(11,231)	(19,127)

Increase (decrease) in liquid funds (A ± B ± C)		4,417	(4,770)

Opening cash and cash equivalent		21,503	26,273
Closing cash and cash equivalent		25,920	21,503

Increase (decrease) in cash and cash equivalents		4,417	(4,770)

2022	7

Notes to the Consolidated financial statements restated as at 31 December 2022

[2.1] General information

The Limacorporate Group (the “group”) designs, creates and sells joint implants and repair solutions in the medical sector.

The parent, Limacorporate S.p.A. (“Limacorporate” or the “parent”), was set up and is domiciled in Italy. Its registered office is at Via Nazionale 52, San Daniele del Friuli (Udine) and its company registration number is 173824.

The group carries out most of its business at its registered office while some activities are also performed by the subsidiaries.

The consolidated financial statements restated as at and for the year ended 31 December 2022 include the financial statements of the parent and the subsidiaries (together the “group”).

These consolidated financial statements as at 31 December 2022 were approved by the parent’s board of directors at its meeting on January 31, 2024.

The parent is managed and coordinated by Emil Holding II S.à.r.l., whose details are provided below:

•	Registered office: 26A, Boulevard Royal, L-2449 Luxembourg.

•	Legal form: limited liability company.

•	Description of its business activities and main operations: holding company

•	Ultimate parent’s name: Emil NewCo S.à.r.l.

•	Name of the ultimate indirect parent: EQT Luxembourg Management S.à r.l.

[2.2] Basis of presentation

The consolidated financial statements restated as at 31 December 2022 is prepared in accordance with the IFRS issued by International Accounting Standards Board (IASB).

The Group’s equity and profit for the year previously reported, were restated in accordance with IAS 8 due to a correction of error related to the payback mechanism accounted in compliance with IFRS 15, retrospectively, as reduction of revenue (variable consideration). The note [4.1] Correction of errors describes the corrected error and includes the reconciliation schedules of the Group’s equity and profit both for the current year and for the comparative periods.

These consolidated financial statements restated as at 31 December 2022 comprise the statement of financial position, income statement, statement of comprehensive income, statement of changes in equity, statement of cash flows and these notes. They comply with the provisions of IAS 1 Presentation of financial statements and the general principle of historical cost, except for those items that, pursuant to the IFRS, are measured at fair value, as explained in the accounting policies of the individual captions in note 2.4 Basis of preparation. The statement of financial position has been prepared by separating assets and liabilities into current and non-current, whereas costs are classified in the income statements on the basis of their nature. The statement of cash flows has been prepared using the indirect method.

The notes to the consolidated financial statements restated as at 31 December 2022 include the information generally required by ruling legislation and the IFRS, suitably presented with reference to the financial statements schedules used.

The consolidated financial statements restated as at 31 December 2022 have been prepared on a going concern basis, as the related assumptions are deemed to be met.

All figures are in thousands of Euros, unless indicated otherwise. The Euro is the parent’s functional and presentation currency. For each financial statements caption, the corresponding amount of the previous year is provided for comparative purposes.

2022	8

[2.3] Consolidation scope

The consolidated financial statements restated of the Limacorporate Group as at 31 December 2022 include the financial statements of the parent and the Italian and foreign subsidiaries at 31 December 2022.

Subsidiaries are those companies over which the group has control, as defined by IFRS 10 consolidated financial statements restated as at 31 December 2022. Control exists when the group has the power to, directly or indirectly, govern the financial and operating policies of an entity so as to obtain benefits from its activities. The financial statements of subsidiaries are included in the Consolidated financial statements restated as at 31 December 2022 starting from when control is assumed and until such control ceases to exist.

The table below lists the companies included in the consolidation scope at 31 December 2022.

Subsidiaries are included in the consolidation scope from when the group acquires control, as defined above, and are excluded from when the group no longer has control.

Amounts in thousands (of the stated currency)

	Registered office	Currency	Share/quota capital	Equity	Profit (Loss) for the year	%
LIMA AUSTRIA GmbH	Seestadtstrasse 27 Top 6-7, 1220 Vienna (Austria)	(EUR)	35	1,278	172	100%
LIMA BELGIUM SRL	Chaussée de Wavre 504, boîte 5A - 1390 Grez Doiceau (Belgium)	(EUR)	30	-1,250	289	100%
LIMA CZ s.r.o.	Do Zahràdek I., 157/5 - 155 21 Praha 5 - Třebonice - (Czech Republic)	(CZK)	200	116,390	16,178	100%
LIMA DENMARK ApS	Lyngebaekgards Alle 2, 2990 Niva (Denmark)	(DKK)	500	427	142	100%
LIMA DEUTSCHLAND GmbH	Kapstadtring 10, - 22297 Hamburg - (Germany)	(EUR)	25	5,291	1,674	100%
LIMA DO BRASIL LTDA	Al. Campinas, 728 – 2° andar salas 201, 202, 203 e 204.- Jardim Paulista - Sao Paulo - SP - CEP:01404- 001 (Brazil)	(BRL)	1,500	-10,475	7,754	100%
LIMA FRANCE Sas	1, Allée des Alisiers - Immeuble “Le Galilée” - 69500 Bron - (France)	(EUR)	40	440	161	100%
LIMA IMPLANTES PORTUGAL S.U. LDA	Rua Pêro Vaz de Caminha 8 E 2660-441 Stº António Cavaleiros - (Portugal)	(EUR)	5	2,357	125	100%
LIMA IMPLANTES Slu	C/ Manuel Tovar, 33-35 28034 Madrid - (Spain)	(EUR)	200	1,089	29	100%
LIMA JAPAN K.K.	Tokyo Front Terrace 13F 2-3-14 Higashi Shinagawa, Shinagawa, Tokyo, 140-0002 , (Japan)	(JPY)	10,000	-984,102	-34,681	100%
LIMA KOREA Co., Ltd	Zero Building 11th Floor, 14 Teheran Ro 84 Gil, Gangnam Gu, Seoul 06178 - (Korea)	(KRW)	100,000	-1,932,158	299,988	100%
LIMA NETHERLANDS B.V.	Bergweg 153A, 3707AC Zeist - (Netherlands)	(EUR)	18	1,007	232	100%
LIMA O.I. d.o.o. - ORTOPEDIJA I IMPLANTATI	Ante Kovačića, 3 - 10000 Zagreb - (Croatia)	(HRK)	300	32,024	1,586	100%
LIMA ORTHOPAEDICS AUSTRALIA Pty Ltd	Unit 1, 40 Ricketts Road - Mt Waverley, 3149 Victoria - (Australia)	(AUD)	0	21,875	405	100%
LIMA ORTHOPAEDICS NEW ZEALAND Pty Ltd	20 Crummer Rd Grey Lynn 1021 Auckland 1021 - New Zealand	(NZD)	0	10,014	195	100%
LIMA ORTHOPAEDICS SOUTH AFRICA (PTY) LTD	Northlands Deco Park, Stand 326, 10 Newmarket Street, Design Boulevard, Northriding, 2186 (South Africa)	(ZAR)	0	-11,459	-92	100%
LIMA ORTHOPAEDICS UK Ltd	4 Office Village Forder Way Cygnet Park Hampton Peterborough Peterborough PE7 8GX (United Kingdom)	(GBP)	0	6,932	947	100%
LIMA POLSKA SP. z.o.o.	ul. Ul Lopuszanska 95 - 02-457 Warsaw (Poland)	(PLN)	5	472	1,126	100%
LIMA SK S.r.o.	Cesta na Stadiòn 7 - 97404 Banska Banska Bystrica - (Slovakia)	(EUR)	7	6,371	313	100%
LIMA SWEDEN AB	Box 180 - SE-184 22 Akersberga - (Sweden)	(SEK)	100	1,678	666	100%
LIMA SWITZERLAND SA	Birkenstrasse, 49 - 6343 Rotkreuz - Zug - (Switzerland)	(CHF)	100	2,084	328	100%
TASFIYE HALINDE LIMA TURKEY ORTOPEDI AS	Serifali Mah. Hendem Cad.No: 54 Canan Residence OFIS A-2,34775 - UMRANIYE - Istanbul - (Turkiye)	(TRY)	50	-13,713	-11,252	100%
LIMA USA Inc.	2001 NE Green Oaks Blvd, Suite 100 - Arlington, TX 76006 - (United States)	(USD)	20	79,420	-1,368	100%
LIMA SM S.p.A. in liquidazione	Strada Borrana, 38 - Serravalle 47899 - (Repubblica di San Marino)	(EUR)	2,701	4,051	-1,174	100%
TechMah Medical LLC	2099 Thunderhead Road, Suite 302 - Knoxville, TN 37922 - (United States)	(USD)	29,084	961	-8,268	100%
LIMA (BEIJING) MEDICAL DEVICES CO., LTD.	Room 616, 6/F, Building 1, No.1, Lize Zhong 2 Road, Chaoyang District, Beijing, China	(CNY)	3,014	-3,784	-2,761	100%
LIMA ORTHOPAEDICS CANADA INC.	3715 Laird Road Suite Unit 9, Mississauga, ON, Canada	(CAD)	200	221	28	100%

Lima Orthopaedics Canada Inc. incorporated under Canadian law in October 2021 was included in the consolidation scope in 2022. It began operations in the first half of 2022 and was not consolidated in 2021 as it was not yet up and running and was immaterial.

The reporting date of all of the consolidated companies is 31 December.

2022	9

The basis of consolidation is set out below:

•

Adopting the line-by-line method, showing the portions of equity and profit or loss for the year attributable to non-controlling interests and recognising assets, liabilities, revenue and costs regardless of the percentage held in the subsidiaries.

•

Eliminating items deriving from intragroup transactions involving consolidated companies, including any unrealised gains and losses arising from intragroup transactions and recognising the resulting deferred tax effects.

•	Eliminating intragroup dividends and reallocating them to opening equity reserves.

•

Eliminating the carrying amount of investments in consolidated companies and the relevant portion of equity, allocating the resulting positive and negative differences to the relevant captions (assets, liabilities and equity), as defined at the time of acquisition of the investment and considering any subsequent variations. After control is acquired, any acquisitions of non-controlling interests or sales of shares to non-controlling interests that do not entail loss of control are recognised as owner transactions and the relevant effects are taken directly to equity. Any differences between the change in equity attributable to non-controlling interests and cash and cash equivalents exchanged are recognised under changes in equity attributable to the owners of the parent.

•

The financial statements of foreign operations are translated into Euros using the annual average rate for income statement items and the closing rate for statement of financial position items. The difference between the two rates along with the translation differences deriving from changes in opening and closing exchange rates are recognised as changes in equity.

The following rates were applied in translating the financial statements of foreign operations:

Currency	Average Rate	Closing Rate
AUD - Australian Dollar	1.51670	1.56930
BRL - Brazilian Real	5.43990	5.63860
CAD - Canadian Dollar	1.36950	1.44400
CHF - Swiss Franc	1.00470	0.98470
CZK - Czech Koruna	7.07880	7.35820
CNY - Yuan Renminbi	24.56590	24.11600
DKK - Danish Krone	7.43960	7.43650
GBP - Pound Sterling	0.85276	0.88693
HRK - Croatian Kuna	7.53490	7.53650
JPY - Japanese Yen	138.0274	140.66
KRW - South Korean Won	1,358.07	1,344.09
NZD - New Zealand Dollar	1.65820	1.67980
PLN - Polish Zloty	4.68610	4.6808
SEK - Swedish Krona	10.62960	11.12180
TRY - Turkish Lira	17.40880	19.96490
USD - US Dollar	1.05300	1.06660
ZAR - South African Rand	17.20860	18.0986

[2.4] Basis of preparation

[2.4.1] Business combinations and goodwill

Business combinations are recognised using the acquisition method under IFRS 3. To this end, the identifiable assets acquired and the liabilities assumed are recognised at their respective acquisition-date fair value. The consideration transferred in a business combination is the aggregate of the fair value, at the date of exchange, of assets acquired, liabilities assumed and equity instruments issued by the acquirer, in exchange for control of the acquiree.

2022	10

Goodwill is the positive difference between the consideration transferred, increased by both the fair value at the acquisition date of any non-controlling interests already held in the acquiree and the amount of non-controlling interests held in the acquiree by third parties (measured at fair value or based on the present value of the acquiree’s identifiable net assets), and the fair value of such assets and liabilities.

At the acquisition date, goodwill is allocated to each of the largely independent cash-generating units that are expected to benefit from the synergies of the business combination.

If the difference between the consideration transferred (increased by the above components) and the fair value of the net assets acquired is negative, this is recognised as a gain from a bargain purchase in the income statement in the year of acquisition.

Any goodwill related to non-controlling interests is included in the carrying amount of the relevant equity investments.

After initial recognition, goodwill is not amortised and is recognised net of any cumulative impairment losses, calculated using the methods set out in section [2.4.6] Impairment losses.

As set out in section [3.2] Goodwill of this report, the market multiples method is used to determine the fair value of goodwill, using listed comparable companies (these multiples are compared with the implicit multiple calculated using the group’s actual figures), except for CGU TechMah for which the value in use is defined using estimated future cashflows by applying a discount rate.

IFRS 3 is not applied retrospectively to business combinations that took place prior to 1 January 2018, i.e., the date of the parent’s transition to the IFRS. Accordingly, the amount of goodwill determined under the previous reporting standards, i.e., the carrying amount at such date, is maintained for such business combinations, subject to the recognition of any impairment losses.

[2.4.2] Intangible assets

An intangible asset is an identifiable asset without physical substance, controlled by the group and that generates future economic benefits, in addition to goodwill when acquired against consideration.

Identifiability is defined with reference to the possibility of distinguishing the intangible asset acquired from goodwill. An intangible asset is identifiable when it: (i) arises from a legal or contractual right or (ii) is separable, i.e., can be sold, transferred, licensed, rented, or exchanged, either individually or together with a related contract. An entity controls an asset if it has the power to obtain the future economic benefits flowing from the underlying resource and to restrict the access of others to such benefits.

Intangible assets are stated at cost, which is determined in the same manner as for property, plant and equipment.

Intangible assets with finite useful lives are amortised over their estimated useful lives starting from when they are available for use.

The amortisation rates adopted in 2022 are shown in the following table by asset category:

2022
Development expenditure	5 - 10 years

Industrial patents and intellectual property rights	10 - 20 years

Concessions, licences, trademarks and similar rights	3 - 4 - 5 years

Other	Contract term / maximum 6 years

Development expenditure

Development expenditure is expensed when incurred.

Development expenditure incurred for a specific project is only capitalised when the group can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use and for sale, its intention to complete such asset and use or sell it, how the intangible asset will generate probable future economic benefits, the availability of adequate technical, financial and other resources to complete the development and its ability to measure reliably the expenditure attributable to the intangible asset during its development.

2022	11

Subsequent to initial recognition, development expenditure is measured at cost less any accumulated amortisation and any accumulated impairment losses. Amortisation of the asset starts from when the development phase has been completed and the asset is available for use. The asset is amortised over the period for which the underlying project is expected to generate revenue for the group.

Industrial patents and intellectual property rights

Industrial patents and intellectual property rights refer to costs for patents owned by Limacorporate S.p.A..

Concessions, licences, trademarks and similar rights

This caption refers to costs to file and register trademarks and costs incurred to acquire commercial licences. The acquisition costs are amortised over a period equal to the useful life of the acquired right.

Other intangible assets

This caption refers to leasehold improvements. The capitalised costs are amortised on the basis of the residual term of the relevant lease contract.

[2.4.3] Property, plant and equipment

Property, plant and equipment are recognised at acquisition or production cost including directly attributable costs incurred to ready the asset for its intended use. Such cost includes costs to replace parts of equipment and plant when they are incurred if they meet the recognition requirements.

Assets acquired under business combinations before 1 January 2018 (the date of the parent’s transition to the IFRS) are recognised at their pre-existing carrying amount, determined within such business combinations in accordance with the previous reporting standards, i.e., at deemed cost.

The carrying amount (cost less accumulated depreciation and cumulative impairment losses) of the replaced parts of equipment and plant is taken to profit or loss at the time of replacement.

Maintenance and repair costs, which do not add to the value of the assets and/or prolong their residual useful lives, are expensed when incurred. Otherwise they are capitalised.

Property, plant and equipment are stated net of any accumulated depreciation and any cumulative impairment losses determined using the methods set out below. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset for the group.

The depreciation rates used are shown in the following table by asset category:

2022
Buildings	3%
Light constructions	10%
General and specific plant	10% - 15.5%
Machinery	15.5%
Sundry and small equipment	25%
Production equipment	10%
Office furniture and machines	12%
Electronic office machines	20%
Transport vehicles	20%
Cars	25%
Right-of-use assets	Lease term

The residual value of the assets, the useful life and the depreciation method applied are reviewed at each year end and adjusted prospectively if necessary.

2022	12

If significant parts of an item of property, plant and equipment have different useful lives, such parts are recognised separately. Land, free of construction or annexed to buildings, is recognised separately and is not depreciated since it has an unlimited useful life.

The carrying amount of an item of property, plant and equipment and every significant part initially recognised is eliminated on disposal or when no future economic benefits are expected from its use or disposal. The gain or loss arising from the derecognition of the item (calculated as the difference between the carrying amount of the asset and the net disposal proceeds) is included in profit or loss when the item is derecognised.

[2.4.4] Leases

IFRS 16 defines the recognition, measurement, presentation and disclosure requirements for leases. Under IFRS 16, lessees are required to recognise all leases using a single accounting model similar to that used to recognise finance leases under IAS 17.

If a contract contains a lease, at the commencement date, the lessee shall recognise an asset representing its right to use the underlying leased asset and a lease liability representing its obligation to make lease payments. The lessee shall recognise interest on the lease liability and depreciation of the right-of-use asset separately. At inception of a contract, the entity shall assess whether the contract is, or contains, a lease. The contract is, or contains, a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. An entity shall determine the lease term as the non-cancellable period of a lease, together with both periods covered by an option to extend the lease if the lessee is reasonably certain to exercise that option and periods covered by an option to terminate the lease if the lessee is reasonably certain not to exercise that option.

[2.4.5] Equity investments

Investments in associates and joint ventures are measured using the equity method, recognising the group’s share of the profits or losses for the year in the income statement, with the exception of the effects related to other changes in the equity of the investee, other than owner transactions, that are directly recognised in other comprehensive income.

In the event of losses exceeding the carrying amount of the equity investment, the excess is recognised in a specific provision to the extent the parent is obliged to fulfil legal or constructive obligations to the investee or to cover its losses.

Investments in other companies are measured at fair value and the fair value gains and losses are taken to equity. If fair value cannot be reliably determined, they are measured at cost, adjusted for any impairment losses.

[2.4.6] Impairment losses

At the reporting date, the carrying amount of property, plant and equipment, intangible assets, financial assets and equity investments is tested for indicators of impairment. Should such indicators exist, the group estimates the recoverable amount of the asset to check the recoverability of the carrying amount and determine any impairment loss to be recognised. Intangible assets with indefinite useful lives or not yet available for use are tested for impairment at least annually, irrespective of whether any indication of impairment exists, or more frequently if an indication of impairment exists.

In order to identify impairment losses, assets are grouped into the smallest identifiable group of assets that generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets (the cash-generating unit, CGU). Reference should be made to section [3.2] Goodwill for details of the group’s CGU. The goodwill generated by business combinations is allocated to the CGU that is expected to benefit from the combinations’ synergies. The recoverable amount of an asset or a CGU is the higher of its value in use and its fair value less costs to sell.

2022	13

Multiples are compared with the implicit multiple calculated using the group’s actual figures. When the carrying amount of an asset or a CGU exceeds its recoverable amount, the group recognises an impairment loss in profit or loss. Impairment losses on the CGU are allocated first to reduce the carrying amount of any goodwill allocated to it and then to the other assets of the CGU pro rata on the basis of their carrying amounts. Impairment losses on goodwill cannot be reversed. Impairment losses on other assets are reversed to the carrying amount that would have been determined (net of amortisation and depreciation) had no impairment losses been recognised in prior years.

The market multiples method is used to determine the value in use using listed comparable companies for the group’s CGU except for TechMah CGU where the value in use of the CGU Techmah is defined using estimated future cashflows by applying a discount rate (weighted average cost of capital).

[2.4.7] Financial instruments

The financial instruments held by the group are described below.

Financial assets

Financial assets include equity investments, current securities, loans and borrowings, as well as derivatives with a positive fair value, trade receivables and other assets, in addition to cash and cash equivalents.

Specifically, cash and cash equivalents include cash, bank deposits and highly marketable securities that are readily convertible to cash and are subject to an immaterial risk of changes in value.

Current securities include short-term or marketable securities which represent temporary investments of available funds and do not meet the requirements to be classified as cash and cash equivalents. Financial assets represented by debt instruments are classified in the consolidated financial statements restated as at 31 December 2022 and measured using the business model adopted by the group for managing financial assets and based on the cash flows related to each financial asset. Financial assets also include equity investments not held for trading. Such assets are strategic investments and the group has opted to recognise fair value gains or losses thereon through profit or loss (fair value through profit or loss, FVTPL).

Financial assets are tested for impairment using a model based on expected credit losses.

Financial liabilities

Financial liabilities include loans and borrowings, as well as derivatives with a negative fair value, trade payables and other liabilities.

Financial liabilities are classified and measured at amortised cost, with the exception of those initially measured at fair value, e.g., financial liabilities related to earn-out considerations for business combinations and derivatives and financial liabilities for options on non-controlling interests.

Derecognition of financial assets and liabilities

A financial asset or liability (or, where applicable, part of a financial asset/liability or part of a group of similar financial assets/liabilities) is derecognised when the group unconditionally transfers the contractual rights to receive the cash flows of the financial asset or the obligation to make payments or fulfil other obligations related to the liability.

[2.4.8] Inventories

Raw materials and packaging are measured at the lower of purchase cost and estimated replacement value based on market trends. The cost is calculated using the weighted average cost for the year.

Semi-finished products and finished goods are measured at purchase or production cost, considering their stage of completion, or their realisable value based on market trends, if lower. The production cost includes the reasonably attributable portion of direct and indirect manufacturing costs.

2022	14

The resulting amount is written down through the allowance for inventory write-down to account for items whose expected realisable value is lower than their cost.

[2.4.9] Trade receivables and other assets and trade payables and other liabilities

Trade receivables and other assets that derive from the supply of credit facilities, goods or services to third parties are classified under current assets, except when they are due after one year of the reporting date with reference to loans and receivables. If they have a set due date, current and non-current loan assets, other current and non-current assets and trade receivables, with the exception of derivatives, are measured at amortised cost calculated using the effective interest method. If they do not have a set due date, financial assets are measured at cost. Loans and receivables due after one year that are non-interest bearing or accruing interest lower than market rates are discounted using market rates.

The above financial assets are measured using the expected credit loss impairment model introduced by IFRS 9.

Trade payables and other liabilities that arise from the acquisition of credit facilities, goods or services from a third party supplier are classified under current liabilities, except when they are due after one year of the reporting date with reference to loans and borrowings.

On initial recognition, current and non-current loans and borrowings, other current and non-current liabilities and trade payables are stated at fair value, which normally coincides with the transaction price including transaction costs. Subsequently, all financial liabilities are measured at amortised cost calculated using the effective interest method.

[2.4.10] Employee benefits

The liability related to short-term employee benefits paid during the employment relationship is recognised on an accruals basis at the amount accrued at the reporting date.

The liability related to employee benefits paid upon or after termination of the employment relationship via defined benefit plans, is recognised at the amount accrued at the reporting date.

The liability related to employee benefits paid upon or after termination of the employment relationship via defined benefit plans, net of any plan assets and advances granted, is calculated using actuarial assumptions and recognised on an accruals basis in line with the service needed to obtain the benefits. Such liability is calculated by independent actuaries. The gain or loss deriving from the actuarial calculation is fully recognised in the statement of comprehensive income for the relevant year.

Defined benefit plan liabilities are measured using the actuarial assumptions set out in section [3.14] Employee benefits of the notes to the consolidated financial statements restated as at 31 December 2022.

[2.4.11] Provisions for risks and charges

The provisions for risks and charges are recognised when the group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

The amount recognised as a provision is the best estimate of the expenditure required to settle the present obligation or transfer it to third parties at the reporting date. Where the effect of the discounting is material, the provisions are calculated by discounting the estimated future cash flows at a rate that reflects current market assessments of the time value of money. When discounting is used, the carrying amount of the provision increases to reflect the passage of time and this increase is recognised as borrowing cost.

2022	15

[2.4.12] Share-based payments

The grant-date fair value of equity-settled share-based payment arrangements agreed with employees is generally recognised as an expense, with a corresponding increase in equity, over the vesting period of the awards. The amount recognised as an expense is adjusted to reflect the number of awards for which the related service and non-market performance conditions are expected to be met, such that the amount ultimately recognised is based on the number of awards that meet the related service and non-market performance conditions at the vesting date. For share-based payment awards with non-vesting conditions, the grant-date fair value of the share-based payment is measured to reflect such conditions. With regard to non-vesting conditions, any differences between expected and actual outcomes do not have an impact on the consolidated financial statements restated as at 31 December 2022.

The fair value of the amount payable to employees in respect of cash-settled share-based payments is recognised as an expense with a corresponding increase in liabilities, over the period during which the employees become unconditionally entitled to payment. The liability is remeasured at each reporting date and at the settlement date based on the fair value of the share-based payments. Any fair value gains or losses are recognised in profit or loss.

The parent has had agreements with some managers for the award of options and/or shares for several years (see section [4.8] Incentive plans).

[2.4.13] Revenue and expense

Based on the five-step model introduced by IFRS 15, the group recognises revenue after identifying the contract(s) with a customer and the performance obligations in the contract (transfer of goods and/or services), determining the transaction price to which it expects to be entitled in exchange for fulfilling performance obligations (at a point in time or over time). Revenue is measured on the basis of the transaction price excluding amounts collected on behalf of third parties. Based on the group’s internal analysis of contracts with customers, the group has not identified any performance obligations that are satisfied over time and, therefore, the group recognises revenue upon the transfer of control of the promised goods or services to the customer. Revenue is measured to the extent that it is probable that the economic benefits will flow to the group and the amount can be measured reliably.

Revenue is adjusted for any discounts and volume rebates allowed by the group in contracts with customers and for the payback (variable considerations) see [3.20] Revenue and other revenue and income and [3.13] Provisions for risks and charges for payback system.

Expense is recognised when the goods and services are sold or consumed during the year or by systematic allocation, or when it is not possible to identify their future use.

Expense items are classified by nature in accordance with the applicable IFRS.

[2.4.14] Government grants

Grants related to income are taken to profit or loss in the year in which the relevant expense is recognised.

Grants related to assets received for projects and development activities are recognised under liabilities and subsequently recognised under operating revenue in line with the amortisation and depreciation of the relevant assets.

Grants due for investments in research and development are recognised in line with the progress of the research, calculated on the basis of the progress reports issued to the relevant bodies and the stage of completion reported by those in charge of the research, if all requirements for their disbursement are met.

[2.4.15] Financial income and expense

Financial income and expense are recognised on an accruals basis on the basis of interest accrued on the net amount of the relevant financial assets and liabilities, using the effective interest method.

2022	16

[2.4.16] Dividends

Dividends are recognised when the shareholder’s right to receive payment is established.

[2.4.17] Income taxes

Income taxes recognised in profit or loss are the sum of current and deferred taxes.

Income taxes for the year are determined on the basis of ruling legislation. They are recognised in profit or loss, except for those related to items recognised directly in equity, for which the tax effect is accounted for directly in equity.

Income tax liabilities are recognised under current tax liabilities, net of advances paid. Any tax credits are recognised under current tax assets.

Deferred tax assets and liabilities are calculated on the temporary differences between the carrying amounts of assets and liabilities (resulting from the application of the accounting policies set out in note [2.4] Basis of preparation) and their tax bases (deriving from the application of the tax legislation ruling in the country of the subsidiaries). Current and deferred tax assets and liabilities are offset when the group has the legally enforceable right to offset.

Deferred taxes are calculated using the tax rates expected to be enacted in the years in which the temporary differences will be recovered or settled. Deferred tax assets and liabilities are not discounted.

Deferred tax assets are recognised on temporary differences and to the extent that it is probable the group will have future taxable profits that will allow their recovery.

[2.4.18] Fair value

IFRS 13 is a common framework for fair value measurement and relevant disclosure when this measurement is required or allowed by other IFRS. Specifically, the standard sets out the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

IFRS 13 establishes a hierarchy that categorises the inputs used in the valuation techniques adopted to measure fair value into different levels, as follows:

•	level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity has the ability to access at the measurement date;

•	level 2: inputs other than quoted prices included in level 1 that are observable for the assets or liabilities, either directly or indirectly;

•	level 3: unobservable inputs for the assets or liabilities.

In some cases, the inputs used to measure the fair value of an asset or a liability might be categorised within different levels of the fair value hierarchy. In those cases, the fair value measurement is categorised in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

The group recognises transfers among the different levels of the fair value hierarchy at the end of the year in which the transfer took place.

Reference should be made to the notes to the individual financial statements items for the definition of the fair value hierarchy level used to classify the individual instruments measured at fair value or whose fair value is disclosed.

The fair value of derivatives is calculated by discounting estimated cash flows using the market interest rates at the reporting date and the credit default swaps issued by the counterparty and group companies, to include the non-performance risk explicitly provided for under IFRS 13.

Where market prices are not available, the fair value of non-derivative medium/long-term financial instruments is calculated by discounting estimated cash flows using the market interest rates at the reporting date and considering counterparty risk for financial assets and credit risk for financial liabilities.

2022	17

[2.4.19] Use of estimates

In preparing the consolidated financial statements restated as at 31 December 2022, the directors were required to apply accounting policies that are, at times, based on judgements or past experience or assumptions deemed reasonable and realistic at the time, depending on the relevant circumstances. The application of such estimates and assumptions impacts the carrying amounts recognised in the statement of financial position, income statement, statement of comprehensive income and statement of cash flows, in addition to the disclosure provided. The end results of the assessments in which such estimates and assumptions were used may differ from those recognised in the consolidated financial statements restated as at 31 December 2022 due to the inherent uncertainty of the assumptions and the conditions underlying the estimates.

Actual results may differ from those estimated. Estimates and assumptions are reviewed on an ongoing basis. The effect of a change in accounting estimates is recognised in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both.

Estimates mainly refer to the following captions:

•	Impairment losses on non-current assets and goodwill;

•	loss allowance;

•	allowance for inventory write-down;

•	recoverability of deferred tax assets;

•	estimate of the provisions for risks and contingent liabilities;

•	financial liabilities;

•	employee incentive plans.

Impairment losses on non-current assets and goodwill

Non-current assets include property, plant and equipment, intangible assets including goodwill and other financial assets.

Management periodically revises the carrying amount of non-current assets held and used and assets held for sale when events and circumstances require such revision. This is performed using the estimates of cash flows the group expects to derive from using or selling the asset and suitable discount rates for calculating the present value.

When the carrying amount of a non-current asset has been impaired, the group recognises an impairment loss equal to the excess between the carrying amount and the amount to be recovered through use or sale of the asset, determined using the parent’s or group’s most recent plans. Reference should be made to note [2.4.6] Impairment losses.

Loss allowance

The loss allowance is management’s best estimate of the potential credit losses on trade receivables from end customers. Reference should be made to note [2.4.8] Trade receivables and other assets and trade payables and other liabilities for a description of the criteria used in estimating the allowance.

Allowance for inventory write-down

Inventories of slow-moving raw materials and finished goods are periodically analysed on the basis of historical data and the possibility of selling them at prices lower than normal market transactions. If, as a result, the carrying amount of inventories needs to be written down, the group recognises a specific allowance for inventory write-down.

Recoverability of deferred tax assets

The group pays taxes in numerous countries and some estimates are required to calculate the taxes in each jurisdiction. It recognises deferred tax assets to the extent that it is probable that future taxable profits will be available and over a period of time compatible with the time horizon implicit in the management estimates.

2022	18

Estimate of the provisions for risks and contingent liabilities

The group could be subject to legal and tax disputes regarding a vast range of issues that are subject to the jurisdiction of various countries. Disputes and litigation against the group are subject to a different degree of uncertainty, including the facts and circumstances inherent to each dispute, the jurisdiction and different applicable laws. In the ordinary course of business, management consults its legal consultants and legal and tax experts. The group recognises a liability for such disputes when it is deemed probable that they will result in an outflow of resources and when the amount of the resulting losses can be reasonably estimated. If an outflow of resources is possible but the amount cannot be determined, such fact is disclosed in the notes to the consolidated financial statements restated as at 31 December 2022.

Employee incentive plans and financial liabilities

Reference is made to section [4.8] Incentive plans for a description of the calculation of the fair value of share-based payments as part of group management incentive plans. Section [3.15] Current and non-current financial liabilities provides details of the calculation of fair value of the group’s financial liabilities.

[2.4.20] Translation of foreign currency items

The financial statements of each consolidated company are prepared using the functional currency related to the economy where each company operates. Transactions in currencies other than the functional currency are recognised at the exchange rate at the date of the transaction. Foreign currency monetary assets and liabilities are subsequently translated at the closing rate and any exchange differences are taken to profit or loss. Foreign currency non-monetary assets and liabilities recognised at historical cost are translated using the exchange rate at the date of the transaction.

For consolidation purposes, the foreign currency reporting packages of consolidated companies are translated using the closing rates for asset and liability captions, including goodwill and consolidation adjustments, and the average rate for the year (if similar to the respective transaction-date rates) or the period under consolidation, if lower, for income statement captions. The relevant exchange differences are taken directly to the statement of comprehensive income and reclassified to profit or loss when control over the investee is lost and, thus, it is deconsolidated.

[2.4.21] Operating segments

An operating segment is a component of an entity:

•	that engages in business activities from which it may earn revenue and incur expenses (including revenue and expenses relating to transactions with other components of the same entity);

•	whose operating results are regularly reviewed by the entity’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance; and

•	for which discrete financial information is available.

Note [4.2] Operating segments provides information about the single operating segment identified.

[2.4.22] New standards and interpretations, revisions and amendments to existing standards

As required by IAS 8 Accounting policies, changes in accounting estimates and errors, below are the new standards and interpretations, in addition to amendments to existing and applicable standards and interpretations, applicable starting from 1 January 2022 and not yet in effect at the reporting date.

2022	19

[2.4.22.1] New standards and interpretations applicable from 1 January 2022

The amendments to the IFRS adopted during the year included:

On 14 May 2020, the IASB published the following amendments:

•	Amendments to IFRS 3 Business combinations: which update the reference in IFRS 3 to the revised conceptual framework without significantly changing its requirements.

•

Amendments to IAS 16 Property, plant and equipment: which prohibit deducting from the cost of an item of property, plant and equipment any proceeds from selling items produced during the testing of such item. An entity recognises the proceeds from selling such items, and the cost of producing those items, in profit or loss.

•

Amendments to IAS 37 Provisions, contingent liabilities and contingent assets: which specify that the cost of fulfilling a contract comprises the costs that relate directly to the contract. Costs that relate directly to a contract can either be incremental costs of fulfilling that contract (e.g., direct labour, materials) or an allocation of other costs that relate directly to fulfilling contracts (e.g., the allocation of the depreciation charge for an item of property, plant and equipment used in fulfilling the contract).

•

Annual Improvements 2018-2020: which amend IFRS 1 First-time adoption of International Financial Reporting Standards, IFRS 9 Financial instruments, IAS 41 Agriculture and the illustrative examples of IFRS 16 Leases.

All of the amendments are effective for annual periods beginning on or after 1 January 2022.

The adoption of the other standards and interpretations detailed above has not had a material impact on the measurement of the group’s asset, liabilities, costs and revenue.

[2.4.22.2] Standards, amendments and interpretations not yet mandatory and not adopted early at 31 December 2022

On 18 May 2017, the IASB published IFRS 17 Insurance contracts which will replace IFRS 4 Insurance contracts.

The objective of the new standard is to ensure that an entity provides relevant information that faithfully represents the rights and obligations deriving from insurance contracts issued. The IASB developed the standard to eliminate inconsistencies and deficiencies in existing accounting standards, providing a single principle-based framework covering all types of insurance contracts, including reinsurance contracts held by an insurance company.

The new standard also sets out presentation and disclosure requirements to improve the comparability between entities operating in the insurance industry.

Under IFRS 17, an entity measures an insurance contract using a general accounting model or a simplified version called the premium allocation approach.

The main features of the general model are:

•	estimates and assumptions of future cash flows are always current;

•	measurement reflects the time value of money;

•	estimates make maximum use of observable market data;

•	there is a current and explicit measurement of risk;

•	expected profit is deferred and aggregated in groups of insurance contracts at initial recognition; and

•	expected profit is recognised over the coverage period after adjustments from changes in the cash flows assumptions related to each group of contracts.

Under the premium allocation approach, an entity measures the liability for the remaining coverage of a group of insurance contracts on the condition that, at initial recognition, the entity reasonably expects that this will be an approximation of the general model. Contracts with a coverage period of one year or less are automatically eligible for PAA. The simplifications arising from PAA do not apply to the measurement of the liability for incurred claims, measured under the general model. However, there is no need to discount those cash flows if the balance is expected to be paid or received in one year or less from the date the claims are incurred.

2022	20

An entity shall apply the new standard to issued insurance contracts, including reinsurance contracts issued, reinsurance contracts held and also to investment contracts with a discretionary participation feature (DPF).

The standard is effective for annual periods beginning on or after 1 January 2023. Early application is permitted only for entities that apply IFRS 9 Financial instruments and IFRS 15 Revenue from contracts with customers.

The directors do not expect the adoption of this standard to have a significant effect on the group’s consolidated financial statements restated as at 31 December 2022.

On 9 December 2021, the IASB published “Amendments to IFRS 17 Insurance contracts: Initial application of IFRS 17 and IFRS 9 – Comparative information”. The amendment is a transition option relating to comparative information about financial assets presented on initial application of IFRS 17. The amendment is aimed at helping entities to avoid temporary accounting mismatches between financial assets and insurance contract liabilities, and therefore improve the usefulness of comparative information for users of financial statements. IFRS 17 incorporating the amendment is effective for annual reporting periods beginning on or after 1 January 2023.

On 12 February 2021, the IASB published “Disclosure of accounting policies—Amendments to IAS 1 and IFRS Practice statement 2” and “Definition of accounting estimates—Amendments to IAS 8”. These amendments will help companies improve accounting policy disclosures so that they provide more useful information to investors and other primary users of the financial statements and distinguish changes in accounting estimates from changes in accounting policies. The amendments are effective for annual reporting periods beginning on or after 1 January 2023 and early adoption is permitted.

On 7 May 2021, the IASB published “Amendments to IAS 12 Income taxes: Deferred tax related to assets and liabilities arising from a single transaction” which clarify how companies account for deferred tax on transactions such as leases and decommissioning obligations. The amendments are effective for annual reporting periods beginning on or after 1 January 2023 and early adoption is permitted.

Limacorporate S.p.A. did not opt for early adoption of these standards.

Other standards, amendments and interpretations

•

On 23 January 2020, the IASB published “Amendments to IAS 1 Presentation of financial statements: classification of liabilities as current or non-current” and, on 31 October 2022, “Amendments to IAS 1 Presentation of financial statements: non-current liabilities with covenants” which clarify how an entity classifies debt and other financial liabilities as current or non-current. The amendments are effective for annual reporting periods beginning on or after 1 January 2024 and early adoption is permitted.

•

On 22 September 2022, the IASB published “Amendments to IFRS 16 Leases: lease liability in a sale and leaseback” which requires a seller-lessee to measure lease liabilities arising from a sale and leaseback in a way that it does not recognise any amount of the gain or loss that relates to the right of use it retains. The amendments are effective for annual reporting periods beginning on or after 1 January 2024 and early adoption is permitted.

•

On 30 January 2014, the IASB published IFRS 14 Regulatory deferral accounts permits a first-time adopter of IFRS Standards to continue to recognise its rate regulation activities in accordance with its previous GAAP. As the parent and group are not a first-time adopter, this standard is not applicable.

The group will adopt such new standards and amendments, on the basis of the relevant application date, and will assess the potential impacts on the consolidated financial statements restated as at 31 December 2022 when they are endorsed by IASB.

2022	21

[3] Notes to the consolidated financial statements restated as at 31 December 2022

Below are comments on the statement of financial position captions as at 31 December 2022. For details on statement of financial position captions deriving from related party transactions, reference should be made to note [4.6] Related party transactions.

[3.1] Other intangible assets

Other intangible assets at 31 December 2022 amount to €58,234 thousand, up €4,639 thousand on the previous year end (€53,595 thousand). Changes in other intangible assets in 2021 and 2022 and a breakdown of historical cost, accumulated amortisation and any cumulative impairment losses are summarised in the following tables.

(€‘000)
	01/01/2021	Exchange difference	Increases	Reclassifications	Decreases	Amortisation	31/12/2021 restated
Development expenditure	664	1,414	7,322	28,340	0	-3,858	33,882
Industrial patents and intellectual property rights	1,181	0	413	924	0	-455	2,063
Concessions, licences, trademarks and similar rights	5,016	10	2,411	1,722	0	-2,914	6,245
Assets under development and payments on account	37,267	1,041	3,893	-30,987	-38	0	11,176
Other	349	2	53	1	-9	-167	229

Total	44,477	2,467	14,092	0	-47	-7,394	53,595

(€‘000)
	31/12/2021 restated	Exchange difference	Increases	Reclassifications	Decreases	Amortisation	31/12/2022 restated
Development expenditure	33,882	2,057	5,132	943	0	-4,896	37,118
Industrial patents and intellectual property rights	2,063	0	485	0	0	-339	2,208
Concessions, licences, trademarks and similar rights	6,245	51	2,322	446	0	-3,165	5,900
Assets under development and payments on account	11,176	19	3,911	-1,646	-953	0	12,507
Other	229	2	271	257	-2	-257	500

Total	53,595	2,129	12,121	0	-955	-8,657	58,234

€‘000
	01/01/2021
	Historical cost	Accumulated amortisation	Carrying amount
Development expenditure	1,639	975	664
Industrial patents and intellectual property rights	2,984	1,802	1,181
Concessions, licences, trademarks and similar rights	18,905	13,889	5,016
Assets under development and payments on account	37,267	—	37,267
Other	1,207	859	348

Total	62,002	17,525	44,477

2022	22

€‘000
	31/12/2021 restated
	Historical cost	Accumulated amortisation	Carrying amount
Development expenditure	38,593	4,711	33,882
Industrial patents and intellectual property rights	3,904	1,841	2,063
Concessions, licences, trademarks and similar rights	21,272	15,027	6,245
Assets under development and payments on account	11,176	0	11,176
Other	1,246	1,017	229

Total	76,191	22,596	53,595

€‘000
	31/12/2022 restated
	Historical cost	Accumulated amortisation	Carrying amount
Development expenditure	46,425	9,307	37,118
Industrial patents and intellectual property rights	3,663	1,455	2,208
Concessions, licences, trademarks and similar rights	22,359	16,458	5,901
Assets under development and payments on account	12,507	0	12,507
Other	1,731	1,231	500

Total	86,685	28,451	58,234

Intangible assets with an indefinite useful life only comprise goodwill, while the other assets (development expenditure, industrial patents and intellectual property, concessions, licences, trademarks and similar rights, other intangible assets and assets under development and payments on account) all have a finite life. More information on each item is provided below.

Development expenditure, amounting to €37,118 thousand, comprises:

•	€1,060 thousand incurred by the parent mainly related to Physica and Hybrid Glenoid;

•

€14,424 thousand related to the allocation of part of the goodwill arising on consolidation transferred at the acquisition date for TechMah Medical LLC (resulting from a step acquisition achieved in stages but consolidated at 100% as per the anticipated acquisition method). Such goodwill was partly allocated to development expenditure and partly to goodwill. The relevant estimated useful life is ten years;

•

€1,382 thousand for the recognition of the additional new milestone agreed with the sellers of such company in June 2020 via an addendum to the initial agreement, for the development of an additional implant technology to those agreed at the acquisition;

•

€20,252 thousand related to costs capitalised by TechMah Medical LLC for the development of its products which will enrich the group’s portfolio with digital solutions designed to assist surgeons with operations. The same applies as for the second point regarding amortisation.

The significant increase on the previous year end is due to the costs incurred by TechMah Medical LLC in 2022 to develop products. The recoverability of TechMah costs is supported by the result of the discounted cash flow method applied to test the TechMah CGU; based on the impairment test exercise at 31 December 2022 the VIU is lower than the carrying amount of the CGU so, as provided for IAS 36, management fully impaired firstly the goodwill. The carrying amount of the CGU after the impairment of goodwill is recoverable by the VIU defined.

In summer 2023 the Management of Limacorporate took the strategic decision to stop the Spart Space project (TechMah business). All digital activities and resources have been refocused on other projects (please refer to Events after the reporting date paragraph).

Amortisation of this caption amounts to €4,896 thousand.

Industrial patents and intellectual property rights, amounting to €2,208 thousand, are comprised of costs incurred by Limacorporate S.p.A. to acquire patents in 2022 and previous years.

2022	23

Concessions, licences, trademarks and similar rights of €5,900 thousand are comprised of costs incurred by:

•	the parent (€2,861 thousand) for costs to register Lima products on the European, US, Chinese, Korean and Japanese markets;

•	other group companies (€448 thousand) for costs mainly to register products on the Brazilian market;

•	the parent (€2,336 thousand) for costs incurred to purchase commercial licences (€1,146 thousand), software programs (€1,086 thousand) and to register trademarks (€104 thousand);

•	other group companies (€255 thousand). Amortisation of this caption amounts to €3,165 thousand.

Assets under development and payments on account, amounting to €12,507 thousand, is comprised of the following:

•

€12,107 thousand for costs incurred by Limacorporate S.p.A. for development activities, payments on account for software licences, costs to register the Lima products and costs incurred to acquire patents;

•	€400 thousand related to other group companies.

“Other”, amounting to €500 thousand, refers to the following companies for leasehold improvements:

•	Limacorporate S.p.A. for €19 thousand;

•	Lima USA for €269 thousand;

•	Lima Orthopaedics Australia for €23 thousand;

•	Lima Implantes for €56 thousand;

•	Lima Korea for €115 thousand;

•	other group companies for €18 thousand.

The capitalised costs are amortised over the residual term of the relevant lease contract and amortisation of this caption amounts to €257 thousand.

Total amortisation of intangible assets taken to profit or loss amounts to €8,657 thousand.

[3.2] Goodwill

Goodwill amounts to €384,216 thousand.

Pursuant to IAS 36, goodwill is not subject to amortisation, but is tested for impairment at least annually or more frequently if events or circumstances indicate that it might be impaired. With regard to testing goodwill for impairment, the group identified two CGUs for its operations,-one for the Group except TechMah (“Group CGU”) and one related to TechMah . It considered the sources of information set out by IAS 36 such as the fact that management monitors the group’s performance and takes strategic decisions about its product offering and investments at group level, except for TechMah business which is a separate CGU.

The goodwill recognised in the consolidated financial statements restated as at 31 December 2022 in relation to the above-mentioned merger, together with other items of goodwill, was tested for impairment at the reporting date. Specifically, the recoverable amount of the group’s assets was calculated by estimating their fair value and comparing it with the carrying amount of consolidated net invested capital at 31 December 2022 in order to examine whether recognised amounts had been impaired.

The market multiples method is used to determine the fair value of goodwill of the Group CGU, using listed comparable companies. These multiples are compared with the implicit multiple calculated using the group’s actual figures. The market multiples analysis based on companies operating in sectors comparable to those of Limacorporate (performed on the date the impairment test was carried out on seven comparable companies) provides supporting evidence about the carrying amount of goodwill recognised in the 2022 consolidated financial statements restated as at 31 December 2022. This is because the market multiples (which show an average enterprise value of between 15 and 17 times gross operating profit) are higher and/or in line with the multiple obtained by comparing the group’s actual net invested capital at the end of 2022 (i.e., including goodwill) to consolidated gross operating profit.

2022	24

As a result of such checks, based on market references (i.e., market multiples) compared with the group’s implicit multiple, no impairment indicators have been detected to date for goodwill allocated to the Group CGU.

The group separately measured TechMah Medical LLC’s business related to the Smart SPACE digital solution.

The recoverable value of the TechMah CGU was determined as its value in use, on the basis of the cashflows discounted using a rate that reflects the risk conditions (WACC of 13.5%). The recoverable amount determined with aforementioned method led to the full impairment of goodwill (€ 15,109 thousand) allocated to the CGU.

[3.3] Property, plant and equipment

Property, plant and equipment and other assets amount to €79,837 thousand, down €1,936 thousand compared to 31 December 2021 (€81,773 thousand).

Changes in property, plant and equipment in 2021 and 2022 and a breakdown of historical cost, accumulated depreciation and any cumulative impairment losses are summarised in the following tables:

(€‘000)
	01/01/2021	Exchange difference	Increases	Decreases	Depreciation	Reclassifications	Other changes	31/12/2021 restated
Land and buildings	15,907	0	508	0	-703	34	0	15,746
Leased land and buildings	9,364	377	827	-78	-2,539	0	-880	7,071
Plant and equipment	17,945	14	1,753	-754	-4,282	343	0	15,019
Leased plant and equipment	26	0	0	0	-15	0	2	13
Industrial and commercial equipment	35,489	670	15,676	-626	-14,967	578	0	36,820
Leased industrial and commercial equipment	15	0	935	0	-315	0	0	635
Other assets	1,605	35	643	-22	-576	0	0	1,683
Other leased assets	2,695	7	1,221	0	-1,726	0	-52	2,145
Assets under construction and payments on account	2,244	81	1,349	-78	0	-955	0	2,641

Total	85,288	1,184	22,912	-1,558	-25,123	0	-930	81,773

(€‘000)
	31/12/2021 restated	Exchange difference	Increases	Reclassifications	Decreases	Other changes	Depreciation	31/12/2022 restated
Land and buildings	15,746	0	456	35	-67	0	-674	15,496
Leased land and buildings	7,071	226	2,087	0	-5	623	-3,247	6,755
Plant and equipment	15,019	0	3,601	2,255	-17	0	-4,442	16,416
Leased plant and equipment	13	0	82	0	0	0	-16	79
Industrial and commercial equipment	36,820	258	14,647	-63	-1,156	0	-15,832	34,674
Leased industrial and commercial equipment	635	0	0	0	0	-58	-558	19
Other assets	1,683	15	706	3	-20	0	-600	1,787
Other leased assets	2,145	2	1,577	0	0	90	-1,514	2,299
Assets under construction and payments on account	2,641	64	1,991	-2,231	-154	0	0	2,311

Total	81,773	566	25,145	0	-1,418	655	-26,884	79,837

(€‘000)
	01/01/2021
	Historical cost	Accumulated depreciation	Accumulated impairment losses	Carrying amount
Land and buildings	24,082	7,610	565	15,907
Leased land and buildings	18,471	9,107	—	9,364
Plant and equipment	53,382	35,437	—	17,945
Leased plant and equipment	117	91	—	26
Industrial and commercial equipment	116,513	80,857	167	35,489
Leased industrial and commercial equipment	30	15	—	15
Other assets	6,727	5,122	—	1,605
Other leased assets	6,176	3,481	—	2,695
Assets under construction and payments on account	2,244	—	—	2,244

Total	227,741	141,720	733	85,288

2022	25

	31/12/2021 restated
	Historical cost	Accumulated depreciation	Accumulated impairment losses	Carrying amount
Land and buildings	24,624	8,313	565	15,746
Leased land and buildings	17,344	10,273	0	7,071
Plant and equipment	54,318	39,299	0	15,019
Leased plant and equipment	119	106	0	13
Industrial and commercial equipment	132,183	95,196	167	36,820
Leased industrial and commercial equipment	966	331	0	635
Other assets	7,257	5,574	0	1,683
Other leased assets	6,016	3,871	0	2,145
Assets under construction and payments on account	2,641	0	0	2,641

Total	245,468	162,963	733	81,773

	31/12/2022 restated
	Historical cost	Accumulated depreciation	Accumulated impairment losses	Carrying amount
Land and buildings	23,870	8,374	0	15,496
Leased land and buildings	19,868	13,113	0	6,755
Plant and equipment	59,135	42,719	0	16,416
Leased plant and equipment	202	122	0	80
Industrial and commercial equipment	141,939	107,009	256	34,674
Leased industrial and commercial equipment	66	47	0	19
Other assets	7,937	6,150	0	1,787
Other leased assets	5,069	2,770	0	2,299
Assets under construction and payments on account	2,311	0	0	2,311

Total	260,397	180,304	256	79,837

The €456 thousand increase in land and buildings during the year is chiefly due to costs incurred by the parent to build the new electrical substation at the Villanova production facility and to acquire land to extend the production facility.

The increase in plant and machinery mainly refers to the construction of plant for the new electrical substation, the completion of the new packaging line and investments made to purchase production machinery, specifically additive manufacturing machines.

Industrial and commercial equipment amounts to €34,674 thousand and is chiefly comprised of surgical instruments capitalised during the current and previous years.

Other assets include office furniture and machines, electronic office machines, transport vehicles and cars. Investments, amounting to €706 thousand, refer to purchases of electronic office machines and furniture.

The €1,991 thousand increase in assets under construction and payments on account during the year is chiefly due to costs incurred to expand the Villanova production facility and for the purchase of production equipment and machinery.

Some plant and machinery are subject to a special lien at the reporting dates. Additional information is provided in note [3.15] Current and non-current financial liabilities.

Changes in right-of-use assets deriving from the application of IFRS 16 are set out in the following tables, where such changes are shown for each asset category along with details on the historical cost and accumulated depreciation:

(€‘000)
	01/01/2021	Exchange difference	Increases	Decreases	Depreciation	Other changes	31/12/2021 restated
Right-of-use assets
Leased land and buildings	9,364	377	827	-78	-880	-2,539	7,071
Leased plant and equipment	26	0	0	0	2	-15	13
Leased industrial and commercial equipment	15	0	935	0	0	-315	635
Other leased assets	2,695	7	1,221	0	-52	-1,726	2,145

Total	12,100	384	2,983	-78	-930	-4,595	9,864

2022	26

(€‘000)
	31/12/2021 restated	Exchange difference	Increases	Decreases	Depreciation	Other changes	31/12/2022 restated
Right-of-use assets
Leased land and buildings	7,071	226	2,087	-5	623	-3,247	6,755
Leased plant and equipment	13	0	82	0	0	-16	79
Leased industrial and commercial equipment	635	0	0	0	-58	-558	19
Other leased assets	2,145	2	1,577	0	90	-1,514	2,300

Total	9,864	228	3,746	-5	655	-5,335	9,153

Lease liabilities deriving from the application of IFRS 16 are included under current and non-current financial liabilities (analysed in note [3.15] Current and non-current financial liabilities). Changes in current and non-current lease liabilities from 1 January 2021 to 31 December 2022 are set out below:

(€‘000)
	01/01/2021	Increases	Decreases	Reclassifications	31/12/2021 restated
Lease liabilities as per IFRS 16 - non-current portion	6,573	1,369	—	(3,518)	4,423
Lease liabilities as per IFRS 16 - current portion	3,384	—	(3,384)	3,518	3,518

Total	9,957	1,369	(3,384)	—	7,941

(€‘000)
	31/12/2021 restated	Exchange difference	Increases	Decreases	Other changes	Reclassifications	31/12/2022 restated
Lease liabilities as per IFRS 16 - non-current portion	4,423	83	3,663	0	655	-4,273	4,552
Lease liabilities as per IFRS 16 - current portion	3,518	-7	40	-4,559	0	4,273	3,265

Total	7,941	76	3,703	-4,559	655	0	7,817

[3.4] Equity investments

Equity investments amount to €2 thousand at 31 December 2022.

The following information is provided on direct and indirect equity investments in subsidiaries, associates and other companies.

Subsidiaries

All of the subsidiaries are included in the consolidation scope.

Other companies

Equity investments in other companies amount to €2 thousand and refer to CAAF Interregionale dipendenti S.r.l., Consorzio Friuli Energia, Terra degli Elimi and CE.R.ME.T..

[3.5] Deferred tax assets and liabilities

Deferred tax assets and liabilities are only offset when this is legally provided for within the same tax jurisdiction. The group recognised deferred tax assets and liabilities on the temporary differences between carrying amounts and tax bases. The latter were calculated using the rates ruling when the temporary differences will reverse in the different countries where the group operates.

2022	27

Deferred tax assets and liabilities are broken down as follows at 31 December 2022 and 2021:

(€‘000)
	31/12/2022 restated	31/12/2021 restated	01/01/2021	Variation 2022 vs 2021	Variation 2021 vs 2020
Deferred tax assets	11,558	11,947	12,758	-390	-811
Deferred tax assets arising on consolidation	20,151	21,515	19,137	-1,364	2,378

Total	31,709	33,462	31,895	-1,754	1,567

(€‘000)
	31/12/2022 restated	31/12/2021 restated	01/01/2021	Variation 2022 vs 2021	Variation 2021 vs 2020
Deferred tax liabilities	9,414	7,931	5,461	1,483	2,470
Deferred tax liabilities arising on consolidation	9,861	9,364	7,525	497	1,839

Total	19,275	17,295	12,986	1,980	4,309

Reference should be made to section [3.29] of these notes for more details on deferred tax assets and liabilities and the differences that generated them.

The recoverability of DTA accrued at 31 December 2022 was based on the business plan prepared by the management which shows the recoverability considering the future taxable incomes.

[3.6] Other non-current assets

Other non-current assets, amounting to €861 thousand, mainly refer to guarantee deposits for lease contracts taken out by the group and prepayments (€162 thousand), mostly for insurance and maintenance.

[3.7] Inventories

A breakdown of inventories at 31 December 2022 and 2021 is provided below:

(€‘000)
	31/12/2022 restated	31/12/2021 restated	01/01/2021	Variation 2022 vs 2021	Variation 2021 vs 2020
Raw materials and supplies	6,272	6,094	6,106	178	-12
Work in progress and semi-finished products	11,533	12,861	14,344	-1,328	-1,483
Contract work in progress	0	0	0	0	0
Finished goods	79,583	77,993	74,875	1,590	3,118
Payments on account	0	0	0	0	0
Goods in transit	831	647	177	184	470
Allowance for inventory write-down	-11,492	-10,174	-11,336	-1,318	1,162

Total	86,728	87,421	84,166	-693	3,255

Inventories were measured using the cost of the production company for the consolidated companies.

2022	28

The allowance for inventory write-down, amounting to €11,492 thousand at 31 December 2022, changed as follows during the year:

(€‘000)
Balance at 01/01/2021	11,336

Exchange difference	74
Utilisations	-1,952
Accruals	716

Balance at 31/12/2021 restated	10,174

Exchange difference	54
Utilisations	-1,883
Accruals	3,146

Balance at 31/12/2022 restated	11,491

Utilisations of the allowance refer to the scrapping of obsolete goods by Limacorporate S.p.A. and subsidiaries during the year.

[3.8] Trade receivables

Trade receivables at 31 December 2022 amount to €70,161 thousand, compared to €66,891 thousand at the previous year end, and are broken down as follows:

(€‘000)
	Gross amount	Loss allowance	Carrying amount 31/12/2021 restated
Trade receivables - third parties	68,971	2,082	66,889
Trade receivables - related parties	2	—	2

Total	68,973	2,082	66,891

(€‘000)
	Gross amount	Loss allowance	Carrying amount 31/12/2022 restated
Trade receivables - third parties	72,527	2,387	70,140
Trade receivables - related parties	21	—	21

Total	72,548	2,387	70,161

Trade receivables originate from group activities and are broken down by geographical segment as follows:

(€‘000)
	Total Italy 31/12/2021 restated	Total EU 31/12/2021 restated	Rest of world 31/12/2021 restated	Total 31/12/2021 restated
Trade receivables	21,642	20,938	24,309	66,889
From subsidiaries	0	0	2	2
From associates	0	0	0	0
From parents	0	0	0	0
From subsidiaries of parents	0	0	0	0

Total	21,642	20,938	24,311	66,891

(€‘000)
	Total Italy 31/12/2022 restated	Total EU 31/12/2022 restated	Rest of world 31/12/2022 restated	Total 31/12/2022 restated
Trade receivables	23,021	20,681	26,438	70,140
From subsidiaries	0	0	0	0
From associates	0	0	0	0
From parents	0	21	0	21
From subsidiaries of parents	0	0	0	0

Total	23,021	20,702	26,438	70,161

Trade receivables in foreign currency are detailed in section [4.2] Financial instruments – Fair value and risk management under Other information, to which reference should be made.

2022	29

The loss allowance amounts to €2,387 thousand at 31 December 2022 (31 December 2021: €2,082 thousand).

The loss allowance is management’s estimate of the expected credit losses on trade receivables from customers. The estimate is based on the group’s expected credit losses, determined using past experience with similar receivables, current and historical overdue amounts, losses and collections, a careful monitoring of credit quality and forecasts of economic and market conditions.

Changes in the loss allowance in 2022 and 2021 are as follows:

(€‘000)
	2022 restated	2021 restated
Opening balance	2,082	1,940
Exchange difference	33	10
Accruals	519	544
Utilisations	-247	-412

Closing balance	2,387	2,082

Specifically:

(€‘000)
	Receivables impaired individually	Receivables impaired collectively	Total
01/01/2021 restated	1,660	280	1,940

Utilisations	-398	-14	-412
Accruals	406	138	544
Exchange difference	11	0	11

31/12/2021 restated	1,679	404	2,082

Utilisations	-230	-17	-247
Accruals	324	195	519
Exchange difference	-10	43	33

31/12/2022 restated	1,763	624	2,387

A breakdown of the loss allowance by past due category is as follows:

(€‘000)
	Not yet due	Overdue				Total
		<30 days	30 - 90 days	90 - 180 days	Over 180 days
Gross trade receivables at 01 January 2021 restated	38,238	6,112	5,375	4,306	10,968	64,998
Loss allowance	0	0	0	64	1,876	1,940

Net trade receivables at 01 January 2021 restated	38,238	6,112	5,375	4,242	9,092	63,058

Gross trade receivables at 31 December 2021 restated	41,111	6,422	5,362	4,622	11,454	68,971
Loss allowance	0	0	0	24	2,059	2,082

Net trade receivables at 31 December 2021 restated	41,114	6,422	5,362	4,598	9,395	66,891

Gross trade receivables at 31 December 2022 restated	47,203	7,324	6,108	4,519	7,394	72,548
Loss allowance	0	0	1	1	2,385	2,387

Net trade receivables at 31 December 2022 restated	47,203	7,324	6,107	4,518	5,009	70,161

[3.9] Current tax assets

Tax assets at 31 December 2022 amount to €2,087 thousand and include direct taxes, particularly in relation to the parent’s IRES and IRAP for €1,619 thousand.

2022	30

[3.10] Other current assets

Other current assets at 31 December 2022 amount to €14,192 thousand, compared to €11,247 thousand at the previous year end, and are broken down as follows:

(€‘000)
	31/12/2022 restated	31/12/2021 restated	01/01/2021	Variation 2022 vs 2021	Variation 2021 vs 2020
Grants	5,281	4,976	4,807	305	169
Other tax assets	827	758	1,024	69	-266
Advances to agents	776	779	964	-3	-185
VAT	1,317	1,340	923	-23	417
Advances to suppliers	1,327	939	804	388	135
Hire and maintenance	873	657	669	216	-12
Other sundry	1,354	420	489	934	-69
VAT to be offset	325	118	461	207	-343
Insurance premiums and sureties	574	507	396	67	111
Other	676	239	349	437	-110
VAT claimed for reimbursement	289	289	289	0	0
Other tax credit	0	0	104	0	-104
Rent	32	112	88	-80	24
Deductible taxes	0	50	50	-50	0
Social security institutions	20	20	21	0	-1
IRAP-IRES reimbursement	18	18	18	0	0
Tax withholdings	2	8	7	-6	1
Factoring interest	40	10	3	30	7
Accrued income	3	3	3	0	0
Tax assets - interest	454	0	0	454	0
Leasing fees	0	0	0	0	0
IRPEF reimbursement	4	5	0	-1	5

Total	14,192	11,247	11,469	2,945	-222

Grants chiefly refer to the amount accrued by the parent (€5,281 thousand) and are broken down as follows:

•	SIB grant (€4,630 thousand);

•	MCBEES grant (€258 thousand);

•	AIM grant (€40 thousand);

•	IAREPAM grant (€158 thousand;

•	PROST3SIS grant (€195 thousand).

Other assets also include guarantee deposits on gas and electricity consumption (€472 thousand).

[3.11] Cash and cash equivalents

Cash and cash equivalents at 31 December 2022 amount to €25,920 thousand, compared to €21,503 thousand at the previous year end. This caption shows the group’s liquidity at the reporting date.

Reference should be made to the statement of cash flows for an analysis of changes in cash and cash equivalents.

(€‘000)
	31/12/2022 restated	31/12/2021 restated	01/01/2021	Variation 2022 vs 2021	Variation 2021 vs 2020
Bank and postal accounts	25,903	21,486	26,257	4,417	-4,771
Cash-in-hand and cash equivalents	17	17	16	0	1

Total	25,920	21,503	26,273	4,417	-4,770

2022	31

[3.12] Equity

Equity attributable to the owners of the parent amounts to €306,564 thousand, and is broken down as follows:

	31/12/2022 restated	31/12/2021 restated	01/01/2021	Variation 2022 vs 2021	Variation 2021 vs 2020
Share capital	9,868	9,868	9,868	0	0
Share premium reserve	14,425	14,425	14,425	0	0
Legal reserve	2,101	2,101	2,101	0	0
Equity injections	28,051	28,051	23,088	0	4,963
Merge reserve	288,261	288,261	288,261	0	0
Actuarial reserve	31	-23	-25	54	2
Translation reserve	2,379	1,508	-334	871	1,842
Other reserves	2,687	-2,329	-2,329	5,016	0
Retained earnings (losses carried forward)	-21,966	-18,862	-6,380	-3,104	-12,482
Profit (loss) for the year	-19,273	-2,539	-12,482	-16,735	9,943

Equity	306,564	320,463	316,194	-13,899	4,269

The share capital at 31 December 2022 is €9,868 thousand and is fully subscribed and paid up. It is comprised of 9,989,718 ordinary shares without a nominal amount. It is unchanged on the previous year end.

The share premium reserve amounts to €14,425 thousand and is unchanged on the previous year end.

The legal reserve amounts to €2,101 thousand. This reserve is not distributable and did not change during the year.

Negative goodwill, amounting to €288,261 thousand, comprises the effects of the reverse merger between the parent and Emil Holding III S.p.A. in October 2016 on equity.

Capital injections for capital increase, amounting to €28,051 thousand, comprise the contribution in kind made in 2021 by the shareholder for the acquisition of TechMah Medical (€4,963 thousand), the capital injection made by the shareholder in June 2020 (€20,000 thousand) and the effects of a contribution in kind made in 2019 by the shareholder in relation to the transaction carried out by the subsidiary Lima USA with Hospital for Special Surgery (HSS) (€3,088 thousand).

The contribution in kind made by the shareholder in 2021 is directly related to the shared-based payment of certain milestones regarding the acquisition of TechMah Medical. Under the agreement signed in 2018, the subsidiary Lima USA would allocate the founding shareholders of TechMah Medical a set number of new EmilNewCo Sarl (indirect parent of Limacorporate S.p.A. with a 100% interest) shares upon reaching set targets regarding the development of new products benefiting the group.

The above-mentioned allocation of shares in October 2021 led to a share capital increase for EmilNewCo and the recognition of an amount due from the founding shareholders of TechMah Medical equal to the liability recognised by Lima USA for the contractual milestones to be settled. The two transactions between the founding shareholders of Techmah Medical and Lima Group (EmilNewCo Sarl, Limacorporate S.p.A. and Lima USA) were offset using claim notes, which generated the capital injection referred to above.

With a similar transaction, the collaboration agreement signed with HSS in January 2019 for the production of implants within the hospital led to the following agreements:

•

a six-year lease for the premises where Lima USA will produce the implants for HSS, of which payment for the first three years has been made by awarding HSS a fixed number of new EmilNewCo Sarl shares and the second three years will be paid by monthly instalments;

•	a clause which establishes that HSS will bear an agreed amount of the cost of any leasehold improvements made by Lima USA and will receive an agreed number of new EmilNewCo Sarl shares in return.

The above-mentioned allocation of shares led to a share capital increase for EmilNewCo and the recognition of an amount due from HSS. The prepaid lease instalments and the set amount related to the leasehold improvements generated a liability for Lima USA towards HSS. The two transactions between HSS and Lima Group (EmilNewCo, Limacorporate S.p.A. and Lima USA) have been offset using claim notes, which generated the capital injection referred to above.

2022	32

Other reserves also include:

•

the revaluation reserve, which arose from the merger of Lima S.p.A., amounts to €111 thousand and is recognised in compliance with Law no. 413 of 30 December 1991 in relation to deferred tax on the revalued amount of land and industrial buildings. There were no changes in the reserve during the year;

•	the reserve deriving from the application of IAS 19 Employee benefits amounting to €31 thousand;

•	the IFRS 2 reserve amounting to €4,650 thousand deriving from the accounting treatment of cash-settled share-based payment and equity-settled share-based payment arrangements;

•	the reserve for unrealised exchange rate gains of €1,764 thousand, comprising the net unrealised gains on the allocation of the parent’s profit for the previous year;

•

the translation reserve, with a positive balance of €2,379 thousand, reflects the changes in the group’s share of the equity of consolidated companies due to changes in exchange rates of such companies’ functional currencies compared to the presentation currency of the Consolidated financial statements restated as at 31 December 2022.

The correction of error on payback for €6.945 thousand has been recorded on retained earnings / losses carried forward.

The following table provides information on the possibility of use and distribution of each of the parent’s equity items, along with their utilisations in the last three years:

Description	Amount	Possibility of use	Available portion	Utilisation in the previous three years to cover losses	Utilisation in the previous three years for other reasons
Share capital	9,868	B
Share premium reserve	14,425	A, B	14,425
Legal reserve	2,101	B	2,101
Capital injections for capital increase	28,051	A, B, C	28,051	9,215
Merge reserve	288,261	A, B, C	288,288	246
Actuarial reserve	31
Translation reserve	2,379
Other reserves	2,687
Retained earnings (losses carried forward)	-21,966		10,770

TOTAL	325,838		343,635	9,461	0

Non-Distributable Portion (Legal Reserve)			2,101
Non-Distributable Portion (Reserve For Unrealised Exchange Rate Gains)			1,199
Capitalised Start-Up And Development Costs)			14,387

Residual Distributable Amount			325,949

*	A: for capital increases; B: to cover losses; C: dividends

The following supplementary information is provided on the parent’s reserves:

1) Reserves or other provisions that do not contribute to the taxable profit of shareholders in the event of distribution regardless of when they are formed.

(€‘000)
	31/12/2022 restated	31/12/2021 restated	01/01/2021
Emil Holding III merger reserve	288,261	288,261	288,261
Capital injections for capital increase	28,051	28,051	23,088
Share premium reserve	14,425	14,425	14,425

Total	330,737	330,737	325,774

2022	33

2) Reserves or other provisions that do contribute to the taxable profit of the parent in the event of distribution regardless of when they are formed.

(€‘000)
	31/12/2022 restated	31/12/2021 restated	01/01/2021
Revaluation reserve as per Law no. 413/1991	111	111	111
Reserve as per article 55 of Presidential decree no. 917/86	—	—	—

Total	111	111	111

3) Reserves included in share capital.

Reserves or other provisions that contribute to the taxable profit of shareholders in the event of distribution, irrespective of when they were set up, for a free share capital increase by using the reserve as per the shareholders’ resolution of 15 October 1999.

(€‘000)
	31/12/2022 restated	31/12/2021 restated	01/01/2021
Extraordinary reserve	540	540	540

Total	540	540	540

[3.13] Provisions for risks and charges

Details of this caption and changes therein during 2021 and 2022 are provided below:

(€‘000)
	01/01/2021	Exchange differences	Increases	Decreases	Reclassification	31/12/2021 restated
Pension and similar provisions	889	0	198	-162	0	925
Other provisions	11,958	-4	4,226	-1,222	-569	14,389

Total	12,847	-4	4,424	-1,384	-569	15,314

(€‘000)
	31/12/2021 restated	Exchange differences	Increases	Decreases	Reclassification	31/12/2022 restated
Pension and similar provisions	925	0	236	-576	0	585
Other provisions	14,389	14	4,166	-1,997	0	16,571

Total	15,314	14	4,402	-2,573	0	17,156

Agents’ termination indemnity (€585 thousand) is the estimated liability deriving from the application of ruling legislation and the contractual clauses in relation to the termination of agency contracts. Unlike accruals to the provision for risks, guarantees and other provisions, accruals to agents’ termination indemnity are classified by nature among costs for services. The decreases of the year refer to utilisations of the provision following the termination of agency contracts and the release of the provision when not due.

Other provisions, amounting to €16,571 thousand, are comprised as follows:

•

the provision for charges of €1,859 thousand, of which €1,460 thousand related to commission expense on revenue yet to be invoiced; and €399 thousand related to highly probable non-competition agreements the payment date of which is not yet known;

•	the provision related to the payback system for €14.3 million;

•	compensation for damage caused by products of €300 thousand;

•	other disputes/contingent liabilities of €95 thousand.

The decreases of the year mainly refer to the release of a provision following the signing of a settlement agreement with an agent.

The accruals of the year mainly refer to the best estimate of the amounts due under the payback system.

2022	34

The market in which the Group operates is strictly controlled by laws and regulations such as, e.g., the EU Medical Devices Regulation (‘MDR’) in Europe and the Federal Food, Drug and Cosmetic Act (‘FDCA’) in USA. In order to demonstrate adherence to regulatory requirements and to maintain the ability to sell its products, the Group must obtain and maintain authorisations and certifications from the relevant authorities. Discussions are currently underway with the Australian authority, the Therapeutic Goods Administration (the ‘TGA’), which has been provided with clarification regarding an observation made by the TGA on the high revision rate of certain elements of the ‘SMR’ shoulder solution.

[3.14] Employee benefits

Employee benefits chiefly refer to post-employment benefits recognised by the parent. These are defined benefit plans in accordance with IAS 19. Changes in the caption during the two years were as follows:

(€‘000)
	31/12/2022 restated	31/12/2021 restated	Variation 2022 vs 2021
Balance at 1 January	1,442	1,421	21
Exchange difference	(13)	—	(13)
Benefits settled/advances paid	(189)	(123)	(66)
Accruals	1,716	1,651	65
Cometa Fund, other pension funds	(1,599)	(1,376)	(223)
Post-employment benefits - Substitute tax on revaluation	—	(132)	132
Interest	10	4	6
Actuarial (gain) loss	(71)	(3)	(68)

Total	1,296	1,442	(146)

The main actuarial assumptions used in determining the present value of post-employment benefits are set out below:

	31/12/2022	31/12/2021
Actual mortality rate	RG48 tables determined by the State general accountant	RG48 tables determined by the State general accountant

Actual invalidity rate	INPS disability/invalidity tables	INPS disability/invalidity tables

Rate of early terminations (dismissals and resignations)	Constant annual average rate of 5%	Constant annual average rate of 5%

Rate of requests for advances of post-employment benefits	- Constant annual average rate of 3% - Average amount of 70% of post-employment benefits accrued	- Constant annual average rate of 3% - Average amount of 70% of post-employment benefits accrued

Annual technical discount rate	3.6% - iBoxx index Eur Corporate AA 10	1% - iBoxx index Eur Corporate AA 10+

Annual future inflation rate	2.50%	1.50%

Pension dates	In line with ruling legislation	In line with ruling legislation

Annual increase in post-employment benefits	Fixed rate of 3.38% plus 75% of the inflation rate noted by ISTAT for December of the previous year	Fixed rate of 2.63% plus 75% of the inflation rate noted by ISTAT for December of the previous year

2022	35

The occurrence of reasonably possible changes in the actuarial assumptions at 31 December 2022 and 2021 would have impacted the defined benefit obligations by the amounts shown below:

2021 sensitivity analysis
(€‘000)	Defined benefit obligation
	+	-
Annual discount rate (+/- 0.50%)	959	999
Annual inflation rate (+/- 0.25%)	991	967
Annual turnover rate (+/- 2.00%)	978	979

2022 sensitivity analysis
(€‘000)	Defined benefit obligation
	+	-
Annual discount rate (+/- 0.50%)	890	922
Annual inflation rate (+/- 0.25%)	915	896
Annual turnover rate (+/- 2.00%)	907	906

The number of employees by category at the reporting date and the average for the year is set out below:

Workforce	31/12/2020	Incoming	Outgoing	Other changes	Reclassifications	31/12/2021	2021 average
Blue collars	227	11	-18	0	0	220	224
White collars	589	108	-104	-1	-1	591	590
Junior managers	90	7	-9	0	-12	76	83
Managers	32	5	-9	0	13	41	37

Total	938	131	-140	-1	0	928	933

Workforce	31/12/2021	Incoming	Outgoing	Other changes	Reclassifications	31/12/2022	2022 average
Blue collars	220	22	-14	-20	-4	204	212
White collars	591	140	-132	1	-2	598	595
Junior managers	76	8	-14	15	5	90	83
Managers	41	4	-9	4	1	41	41

Total	928	174	-169	0	0	933	931

[3.15] Current and non-current financial liabilities

Non-current financial liabilities, amounting to €10,165 thousand at 31 December 2022, comprise the portion of loans and borrowings due after one year and are broken down as follows:

(€‘000)
	31/12/2022 restated	31/12/2021 restated	01/01/2021	Variation 2022 vs 2021	Variation 2021 vs 2020
Non-current bank loans and borrowings	363	746	1,379	-383	-633
Non-current bank loans and borrowings (due after five years)	2	0	41	2	-41
Bonds	0	272,556	271,136	-272,556	1,420
Other financial liabilities	5,248	5,848	8,279	-600	-2,431
Lease liabilities as per IFRS 16	4,552	4,423	6,573	129	-2,150
Derivatives	0	0	0	0	0

Total	10,165	283,573	287,407	-273,408	-3,834

2022	36

Current financial liabilities, amounting to €336,659 thousand, comprise the current portion of loans and borrowings and are broken down as follows:

(€‘000)
	31/12/2022 restated	31/12/2021 restated	01/01/2021	Variation 2022 vs 2021	Variation 2021 vs 2020
Credit cards	383	47,000	40,000	-46,617	7,000
Advances on exports	0	7,771	14,817	-7,771	-7,046
Current bank loans and borrowings	54,000	3,518	3,384	50,482	134
Non-current bank loans and borrowings	386	1,346	1,318	-960	28
Bonds - current portion	274,039	882	909	273,157	-27
Accrued expenses on bonds - due within one year	1,979	0	0	1,979	0
Accrued financial expense - due within one year	298	401	405	-103	-4
Loans and borrowings with other financial backers	2,310	280	211	2,030	69
Lease liabilities as per IFRS 16	3,265	338	112	2,927	226

Total	336,659	61,536	61,156	275,123	380

Current financial liabilities chiefly include the bonds issued by Limacorporate S.p.A. in 2017 equal to €274,039 thousand at the reporting date. They are senior secured bonds redeemable in 2023 for a total nominal amount of €275 million. The bonds were initially recognised at fair value, net of directly related costs, and measured at amortised cost applying the effective interest rate method.

The bonds have coupons based on the 3-month Euribor plus a 3.75% spread, with a Euribor floor threshold of 0.00%. They are listed on the Euro MTF market of the Luxembourg Stock Exchange and the professional section of the ExtraMOT market of the Italian Stock Exchange.

The coupons mature every three months on 15 February, 15 May, 15 August and 15 November each year starting from 15 November 2017.

The following guarantees were issued in relation to the bonds:

•	pledge on the shares of Limacorporate S.p.A.;

•	pledge on the shares of some subsidiaries;

•	pledge on some of the current accounts of the parent and some subsidiaries;

•	special lien on plant, machinery and other items of property, plant and equipment of the parent;

•	lien on certain categories of assets of some subsidiaries;

•	guarantees on some categories of assets of the parent and some subsidiaries.

In relation to the refinancing put in place in 2017, as well as the issue of bonds, Limacorporate also finalised an agreement for a new super senior revolving credit facility for a maximum of €60 million. It may also be used partially, in several instalments with set repayment terms. If the financial covenants are complied with, the interest rate is the same as the bonds, i.e., 3-month Euribor plus a 3.75% spread, with a Euribor floor threshold of 0.00%.

The same guarantees provided for the issue of the bonds were granted for this revolving credit facility; specifically:

•	pledge on the shares of Limacorporate S.p.A.;

•	pledge on the shares of some subsidiaries;

•	pledge on some of the current accounts of the parent and some subsidiaries;

•	special lien on plant, machinery and other items of property, plant and equipment of the parent;

•	lien on certain categories of assets of some subsidiaries;

•	guarantees on some categories of assets of the parent and some subsidiaries.

At the reporting date, €54 million of the revolving facility was used (31 December 2021: €47 million).

If more than 35% of the available amount of the revolving facility is used (i.e., draw-downs exceeding €21 million), a covenant related to the ratio of super senior net debt (the amount drawn down from the revolving facility net of liquid funds) to consolidated gross operating profit (as defined in the loan agreement), which cannot exceed 1.83, is activated under the terms of the contract. Such covenant was complied with at 31 December 2022.

On 3 February 2023, the parent issued new senior secured bonds redeemable in February 2028 for a total nominal amount of €295 million. In addition to the bond issue, the parent also signed a new super senior revolving facility for a maximum of €65 million expiring in November 2027.

2022	37

On 9 March 2023, the parent privately placed additional notes with the same terms and conditions as the bonds, for an amount of €15 million.

The pre-existing bonds and super senior revolving facility were fully redeemed and repaid.

The bonds have coupons based on the 3-month Euribor plus a 5.75% spread, with a Euribor floor threshold of 0.00%. They are listed on the Euro MTF market of the Luxembourg Stock Exchange.

The completion of the refinancing also saw a significant capital injection of €46,295 thousand by the parent’s shareholder.

The management, after having carefully assessed, and positively considered, the effects of the actions in progress have the reasonable expectation that the Company may continue to operate in the foreseeable future, consequently the management have prepared the financial statements as at 31 December 2022 on a going concern basis.

Non-current financial liabilities include loans and borrowings from other financial backers (€185 thousand) related to the amount due in 2024 for the acquisition of a business unit from the group’s Sicilian distributor.

On 25 September 2017, the parent entered into an agreement with the agency MT Ortho to acquire its business unit comprising the components organised for the marketing, sale and after-sales assistance of Lima medical devices in Sicily and Calabria. Specifically, the business unit included:

•	ongoing supply contracts with the healthcare facilities;

•	supply contracts under negotiation;

•	goodwill.

The consideration of €3.7 million was to be paid as follows:

•	€740 thousand when the contract was signed;

•	€2,960 thousand in six annual instalments (from 2018 to 2023), the payment of which depends on whether a certain level of sales is maintained in the region until the payment is complete.

The agreement was renegotiated in late 2020, accelerating the payment of the remaining 2021 instalments of €1,645 thousand against a €20 thousand decrease in the liability and the renegotiation of the commissions in the area.

Loans and borrowings from other financial backers also include amounts yet to be paid in relation to the acquisition of TechMah Medical LLC (contingent consideration). The difference on the previous year end is taken to profit or loss under financial income.

The caption also includes the non-current portion of the medium/long-term loans taken out by the parent for the SICAT and IAREPAM projects and by some branches in relation to the relief available for the Covid-19 pandemic, detailed as follows:

Description	Company	Original amount	Rate	Expiry date	Residual amount at 01/01/2021	Guarantee
SICAT sustainable growth fund 1st progress report	Limacorporate S.p.A.	274	Fixed	30/06/2026	190	None
SICAT sustainable growth fund 2nd progress report	Limacorporate S.p.A.	339	Fixed	30/06/2026	251	None
Covid-19 subsidised loan	Lima France	500	Fixed	31/05/2024	500	Government guarantee
Covid-19 subsidised loan	Lima Austria	200	0% until August 2022, then a floating loan	31/12/2024	200	None
Covid-19 subsidised loan	Lima Switzerland	407	Fixed	31/03/2025	407	None

Total		1,720			1,548

2022	38

Description	Company	Original amount	Rate	Expiry date	Residual amount at 31/12/2021	Guarantee
SICAT sustainable growth fund 1st progress report	Limacorporate S.p.A.	274	Fixed	30/06/2026	156	None
SICAT sustainable growth fund 2nd progress report	Limacorporate S.p.A.	339	Fixed	30/06/2026	206	None
Covid-19 subsidised loan	Lima France	500	Fixed	31/05/2024	512	Government guarantee
Covid-19 subsidised loan	Lima Austria	200	0% until August 2022, then a floating loan	31/12/2024	150	None

Total		1,313			1,024

Company	Description	Original amount	Rate	Expiry date	Residual amount at 31/12/2022	Guarantee
Limacorporate S.p.A.	SICAT sustainable growth fund 1st progress report	274	Fixed	30/06/2026	122	None
Limacorporate S.p.A.	SICAT sustainable growth fund 2nd progress report	339	Fixed	30/06/2026	161	None
Limacorporate S.p.A.	Sustainable growth fund “Project IAREPAM – Artificial Intelligence for the Efficient Development of an Implant in Additive Manufacturing” 1st progress report	6	Fixed	30/06/2031	6	None
Lima France	Covid-19 subsidised loan	500	Fixed	31/05/2024	363	Government guarantee
Lima Austria	Covid-19 subsidised loan	200	0% until August 2022, then a floating loan	31/12/2024	100	None

Total		1,319			751

Accrued financial expense and accrued expenses on bonds due within one year include interest accrued at each reporting date and not yet paid.

Finally, financial liabilities include lease liabilities deriving from the application of IFRS 16. The discount rate applied in 2022 was revised and modified to take into consideration the higher interest rates compared to previous years.

Changes in lease liabilities from 1 January 2021 to 31 December 2022 are set out below:

(€‘000)
	01/01/2021	Exchange differences	Increases	Decreases	Other changes	Reclassifications	31/12/2021 restated
Lease liabilities as per IFRS 16 - non-current portion	6,573	0	1,369	0	0	-3,518	4,424
Lease liabilities as per IFRS 16 - current portion	3,384	0	0	-3,384	0	3,518	3,518

Total	9,957	0	1,369	-3,384	0	0	7,941

(€‘000)
	31/12/2021 restated	Exchange differences	Increases	Decreases	Other changes	Reclassifications	31/12/2022 restated
Lease liabilities as per IFRS 16 - non-current portion	4,424	83	3,663	0	655	-4,273	4,552
Lease liabilities as per IFRS 16 - current portion	3,518	-7	40	-4,559	0	4,273	3,265

Total	7,941	76	3,703	-4,559	655	0	7,817

Lease liabilities are detailed by due dates as follows:

(€‘000)
	31/12/2022 restated	31/12/2021 restated	01/01/2021
Current liabilities - due within one year	3,265	3,518	3,384
Non-current liabilities - due from one to five years	3,997	4,328	6,022
Non-current liabilities - due after five years	555	95	551

Total	7,817	7,941	9,957

[3.16] Other non-current liabilities

Other non-current liabilities, amounting to €649 thousand (31 December 2021: €5,250 thousand), include incentive plans for some managers (€427 thousand) and the non-current portion of deferred income (€221 thousand), chiefly related to insurance costs.

The decrease on the previous year end is chiefly due to the pay-out of amounts to an outgoing manager and the fair value adjustment of the incentive plans.

2022	39

Reference should be made to note [4.8] incentive plans under section [4] Other information for further information about such plans.

[3.17] Trade payables

Trade payables amount to €36,564 thousand at 31 December 2022 (31 December 2021: €32,343 thousand) and refer to short-term obligations to suppliers of goods and services. They refer to positions payable in the short term and there are no amounts due after one year.

There are no differences between the carrying amount and fair value of such payables.

Trade payables at 31 December 2022 are broken down by geographical segment in the following table:

	Total Italy	Total EU	Rest of world	Total
Trade payables	19,196	8,941	8,077	36,214
Commercial paper	—	—	—	—
Payable to subsidiaries	—	—	—	—
Payable to associates	—	—	—	—
Payables to parents	—	350	—	350
Payables to subsidiaries of parents	—	—	—	—

Total	19,196	9,291	8,077	36,564

Trade payables at 31 December 2021 are broken down by geographical segment in the following table:

	Total Italy	Total EU	Rest of world	Total
Trade payables	18,297	7,366	6,330	31,993
Commercial paper			—	—
Payable to subsidiaries	—	—	—	—
Payable to associates	—	—	—	—
Payables to parents	—	350	—	350
Payables to subsidiaries of parents	—	—	—	—

Total	18,297	7,716	6,330	32,343

Trade payables at 01 January 2021 are broken down by geographical segment in the following table:

	Total Italy	Total EU	Rest of world	Total
Trade payables	16,316	6,208	5,491	28,016
Payable to subsidiaries	—	—	400	400
Debiti verso Imprese Collegate	—	—	—	—
Payables to parents	—	525	—	525
Payables to subsidiaries of parents	—	—	—	—

Total	16,316	6,733	5,891	28,941

Trade payables do not accrue interest. The terms and conditions for related parties do not differ from those applied for third party suppliers. Trade payables in foreign currencies are analysed in section [4.2] Financial risk management – Fair value and risk management to which reference should be made.

[3.18] Tax liabilities

Tax liabilities amount to €877 thousand at 31 December 2022 (31 December 2021: €202 thousand). Specifically, the caption is fully comprised of current taxes payable by foreign branches.

2022	40

[3.19] Other current liabilities

Other current liabilities are broken down in the following table. The main liabilities refer to payments on account, tax liabilities, social security charges payable, amounts due to employees and sundry liabilities mainly related to the payback system.

(€‘000)
	31/12/2022 restated	31/12/2021 restated	01/01/2021	Variation 2022 vs 2021	Variation 2021 vs 2020
Wages and salaries	1,848	2,347	3,386	-499	-1,039
Employee and performance bonus	8,911	6,064	6,197	2,847	-133
Directors’ fees	302	82	369	220	-287
Statutory auditors’ fees	34	35	18	-1	17
Liabilities for the purchase of business units	194	194	194	0	0
Payables to factors for collections received	7	2	5	5	-3
Foreign commissions	4	0	0	4	0
Sundry other liabilities	1,034	1,382	1,396	-348	-14
Payments on account	4,380	4,273	4,378	107	-105
IRPEF withholdings	1,241	978	812	263	166
Other tax liabilities	1,852	632	826	1,220	-194
VAT	1,280	1,384	1,344	-104	40
INPS - Inpdai - Previndai	2,390	1,616	2,048	774	-432
INAIL	19	18	3	1	15
Cometa Fund, other pension funds	292	255	226	37	29
Enasarco for agents	181	152	142	29	10
Other social security charges payable	612	425	442	187	-17
Accrued expenses:	0	0	0	0	0
Insurance premiums	5	9	10	-4	-1
Interest on non-current loans	0	9	0	-9	9
Other	80	152	189	-72	-37
Deferred income:	0	0	0	0	0
Grants related to assets	72	26	42	46	-16
Rent	1	0	0	1	0
Other	3	6	19	-3	-13

Total	24,742	20,041	22,047	4,701	-2,006

Payments on account amount to €4,380 thousand and include the following:

•	PON SIB grant advance of €3,773 thousand, unchanged on the previous year end;

•	MC BEES grant advance of €249 thousand, up €33 thousand on the previous year end;

•	IAREPAM grant advance of €11 thousand (nil balance at the previous year end);

•	advances received from customers of €340 thousand;

•	other payments on account of €7 thousand.

Liabilities for the purchase of business units of €194 thousand (unchanged from the previous year) refers to the acquisition of the Lima Brazil business unit. This liability dates back to 2011 when the Brazilian business unit was set up.

Other tax liabilities include taxes, fines and interest which arose from the parent signing a mutually-agreed assessment settlement procedure with the tax authorities (Friuli-Venezia Giulia regional tax authorities).

On 4 December 2019, the company was notified of a preliminary assessment report by tax authorities.

2022	41

On 3 February 2020, the company replied to such preliminary assessment report, asking the tax authorities to recognize the lack of grounds of some of the allegations set out in the report and, accordingly, not to issue the assessment notices, reserving its right to present further pleadings and start negotiations with the tax authorities.

No issue of the assessment notices has been notified. In this context the risk was difficult to quantify and of an indeterminate amount, in light of the deductions made by the company and the failure to establish a cross-examination on the matter with the Tax Authority.

The company’s management believed that if taken the claim to court, then it is probable that it will be able to defend its position, however, at the end of 2022 management changed the strategy and intended to take in consideration to settle the claim (although not in agreement on the legitimacy and grounds of the add-backs proposed by the tax authorities), in order to avoid a lengthy dispute and based on its assessments on the cost-effectiveness of the legal procedure.

On 11 January 2023 the tax authorities notified to the company an Invitation (pursuant to article 5-ter of Legislative decree no. 218 of 19 June 1997), the invitation is a communication to appear in order to try to reach an agreement. the Invitation has been issued with year protocol 2022 and notified in early January to the company.

In march 2023 the company decided to accept the amount of the settlement proposed by the tax authorities.

The amount due is of about €1,477 at 31 December 2022 and is included in the caption “Other current liabilities”.

[3.20] Revenue and other revenue and income

Revenue amounts to €245,669 thousand, compared to €210,543 thousand in 2021, a year-on-year increase of 16.7%.

Revenue derives from sales and distribution contracts with group customers essentially related to the sale of orthopaedic implants, mostly for shoulders, hips and knees.

In accordance with IFRS 15, revenues are stated net of discounts and allowances and are constrained in order to only represent the ones that are highly probable to be collected. The constraints related to variable consideration refer to payback, amounting to € 2.9 million at 31 December 2022 (€ 2.3 million at 31 December 2021), established in connection with the activation of the Italian government payback provision as a retroactive rebate (i.e. variable consideration). Such variable considerations were estimated based on the publicly available information. The Italian payback law is a mechanism to obtain from suppliers a contribution to offset variances occurring when Italian government expenditures exceed their ceiling for the purchase of medical devices.

It is broken down by geographical segment as follows:

(€‘000)
	2022 restated	2021 restated	Variation
Italy	45,227	39,950	5,277
Rest of Europe	97,948	79,011	18,937
APAC	37,652	38,357	(705)
United States	43,111	35,283	7,828
Rest of world	21,731	17,942	3,789

Total	245,669	210,543	35,126

Under Italian healthcare regulations, each region is allocated an annual budget for purchasing medical devices. Upon exceeding the assigned budget, the region can ask suppliers of medical devices to reimburse a portion of the excess amount in proportion to the annual market share of each supplier in the region involved (the payback system). Specifically, pursuant to Decree law no. 115 of 9 August 2022 (converted into Law no. 142/2022), the Ministry for Health, with Ministerial decree published on 15 September 2022 (“Decree 216/2022”), set the amounts exceeding the regional budgets for each year from 2015 to 2018 and, with Ministerial decree published on 6 October 2022 (“Decree 251/2022”), set out guidelines for the Italian regions to follow in requesting reimbursements under the payback system.

Under the payback system, each region issues payment orders to suppliers of medical devices. At the date of these consolidated financial statements restated as at 31 December 2022, Limacorporate S.p.A. and Lima SM in liquidation received payment orders for reimbursements under the payback system for amounts totalling €8.8 million for 2015, 2016, 2017 and 2018 which were recognised under provisions for risks and charges.

2022	42

Should a supplier not pay the requested amounts within 30 days, Decree 216/2022 provides that such amounts be offset against any amounts due to such suppliers from each region and/or body partnered with regional healthcare authorities. In addition, under Decree law no. 4 of 11 January 2023, the due date for the payment of such amounts was deferred to 30 April 2023. Decree law no. 34 of 30 March 2023 as modified by Law Decree n 132 of 15th november 2023 then further deferred the payment to 30th November 2023. On 24 November 2023 the Lazio regional administrative court has referred to the Italian Constitutional Court a series of points around the constitutional legitimacy of the legislation that disciplines the payback system for medical devices. As a consequence, al proceedings pending before the Lazio regional administrative court are, de facto, suspended until the Constitutional Court rules on the above.

Additionally, on 30 November 2023 the Lazio regional administrative court has issued a specific ruling to Limacorporate S.p.A., confirming that all requests for payment received from the regions are to be suspended until the Constitutional Court rules on the above.

In line with the approach adopted by other suppliers of medical devices, Limacorporate contested Decree 216/2022 and Decree 251/2022 before the Lazio regional administrative court, contesting, inter alia, whether the decrees comply with the constitution. The parent also contested the individual deeds through which the regions involved individually settled and requested the amounts deemed due to it.

Furthermore, as it cannot be excluded that the Italian Ministry for Health may deem that the regional budgets for each year from 2019 to 2022 have been exceeded and, thus, that the Italian regions may issue further payment orders for each of those years, the group has calculated its best estimate of amounts probably due, based on:

•	publicly available data on spending by the regions over the relevant budgets

•	Limacorporate’s turnover in the various regions;

•	Limacorporate’s market share in the various regions.

Other revenue and income are broken down as follows:

(€‘000)
	2022 restated	2021 restated	Variation
Service recharges	2,805	2,048	757
Lease income	449	441	8
Recharges to subsidiaries/associates	24	1	23
Gains	863	675	188
Release of the provision for risks	106	0	106
Other income	535	489	46
Grants related to income	615	475	140
Grants related to assets	84	77	7
Other revenute - previous years	283	-249	532
Other revenue	33	16	17

Total	5,798	3,973	1,825

The increase in revenue from recharges for services is linked to the rise in turnover and sales.

2022	43

[3.21] Raw materials, consumables, supplies and goods

This caption amounts to €56,391 thousand, compared to €53,530 thousand in 2021. It is broken down as follows:

(€‘000)
Description	2022 restated	2021 restated	Variation
Purchase of raw materials	9,350	9,038	312
Purchase of semi-finished products	21,353	21,567	-214
Purchase of finished goods	10,218	6,136	4,082
Individual tool components	13,501	15,135	-1,634
Opening balance of raw materials, consumables, supplies and goods	6,094	6,106	-12
Closing balance of raw materials, consumables, supplies and goods	-6,272	-6,094	-178
Other purchases	2,146	1,642	504

TOTAL	56,391	53,530	2,860

[3.22] Services

Services amount to €81,645 thousand, up 16.8% on the €69,910 thousand of 2021. The caption is broken down as follows:

(€‘000)
Description	31/12/2022 restated	31/12/2021 restated	Variation
Outsourced processing and analyses	3,310	4,347	-1,037
Transport costs for sales	5,551	4,750	801
Transport costs for purchases	790	631	159
Energy, power supply	3,622	1,194	2,428
Administrative services	1,891	1,693	198
Maintenance and repair	2,226	1,825	400
Maintenance of HW/SW/office equipment	2,700	2,071	629
Technical and commercial consultancy	5,895	5,535	360
Non-recurring consultancy	635	5,386	-4,751
Conferences and trade fairs	2,354	1,026	1,328
WorkShop	2,812	1,414	1,399
Enasarco commissions and charges	28,074	23,670	4,405
Travel costs	4,561	2,670	1,892
Insurance costs	3,524	3,078	446
Directors’ fees	2,784	799	1,986
Royalties	1,360	936	424
Others	9,555	8,886	669

TOTAL	81,645	69,910	11,735

The increase in this caption is chiefly due to fees directly related to the growth in turnover and higher energy costs tied to the rise in utilities costs.

Directors’ fees for 2022 include €941 thousand for management incentive plans (2021: €466 thousand). Reference should be made to section [4.8] Incentive plans for a description of such plans. The increase in directors’ fees is attributable to the costs incurred due to the CEO stepping down.

[3.23] Change in work in progress, semi-finished products and finished goods

This caption shows a negative balance of €887 thousand for 2022 (2021: positive balance of €2,058 thousand).

2022	44

[3.24] Personnel expenses

Personnel expenses amount to €76,858 thousand, compared to €60,773 thousand in 2021, and are broken down as follows:

(€‘000)
Description	31/12/2022 restated	31/12/2021 restated	Variation
Wages and salaries	63,080	48,151	14,928
Social security contributions	11,980	10,485	1,495
Post-employment benefits	1,716	1,726	-10
Other costs	82	411	-329

Total	76,858	60,773	16,085

Reference should be made to note [3.14] Employee benefits for details on the workforce.

Personnel expenses for 2022 include €3,928 thousand for management incentive plans. Reference should be made to section [4.8] Incentive plans for a description of such plans and the related costs.

[3.25] Amortisation, depreciation and impairment losses

Amortisation, depreciation and impairment losses amount to €35,408 thousand in 2022, compared to €32,517 thousand in 2021, and include depreciation of right-of-use assets of €5,335 thousand (2021: €4,595 thousand). Reference should be made to note [3.3] Property, plant and equipment for details on the individual categories.

The caption is broken down as follows:

(€‘000)
Description	2022 restated	2021 restated	Variation
Amortisation of intangible assets	8,657	7,393	1,263
Depreciation of property, plant and equipment	21,416	20,529	887
Depreciation of leased assets	5,335	4,595	740

Total	35,408	32,517	2,891

Other impairment losses of €16,152 thousand (2021: €209 thousand) refer to impairment losses on intangible assets and property, plant and equipment for which the related costs are not expected to be recovered as of the date of preparation of these consolidated financial statements restated as at 31 December 2022. The caption also includes the impairment loss on the goodwill generated by the acquisition of the subsidiary TechMah. Reference should be made to note [3.2] Goodwill for details.

The impairment losses on trade receivables of €502 thousand (2021: €429 thousand) include the net impairment losses on trade receivables recognised pursuant to IFRS 9.

[3.26] Other operating costs

Other operating costs amount to €1,857 thousand in 2022, compared to €1,509 thousand in 2021, and are broken down as follows:

(€‘000)
	2022 restated	2021 restated	Variation
Taxes and duties	1,053	904	149
Other costs	18	16	2
Losses on assets	52	94	-42
Gifts and donations	670	490	180
Sundry costs - previous years	234	125	109
Tax expense - previous years	0	-51	51
Provision for risks	-170	-69	-101

Total	1,857	1,509	348

2022	45

[3.27] Internal work capitalised

This caption amounts to €13,532 thousand for 2022 and €16,250 thousand for 2021. It may be broken down as follows:

(€‘000)
Description	31/12/2022 restated	31/12/2021 restated	Variation
Increases in property, plant and equipment for capitalisation of equipment	10,291	11,856	-1,565
Increases in intangible assets for capitalisation of sundry costs	759	1,826	-1,068
Increases in property, plant and equipment for internal work	2,483	2,568	-85

Total	13,532	16,250	-2,717

Increases in property, plant and equipment for the capitalisation of surgical instruments and internal work both refer to the capitalisation of surgical instruments built internally. These surgical instruments are provided to hospitals on a free loan basis to be used to implant the group’s products.

Increases in non-current assets for capitalisation of costs (€759 thousand) refer to the capitalisation of internal and external costs incurred for product development projects.

[3.28] Financial income and expense

Net financial expense amounts to €8,048 thousand in 2022, compared to €12,956 thousand in 2021, and is broken down as follows:

(€‘000)
	2022 restated	2021 restated	Variation
Exchange gains	-7,416	-6,986	-430
Other interest income	-163	-154	-9
Fair value gain on liabilities	-6,981	-688	-6,293

Financial income	-14,561	-7,829	-6,732

Exchange losses	6,478	5,645	833
Interest on bonds	11,320	10,484	835
Other interest and financial expenses	4,811	4,069	742
Fair value losses on liabilities	0	586	-586

Financial expense	22,609	20,785	1,824

Total	8,048	12,956	-4,908

The €6,732 thousand increase in financial income during the year is chiefly due to fair value gains on the liability for the acquisition of TechMah.

The higher interest rates on bonds and the revolving credit facility in the second half of the year following the rise in the Euribor led to an increase in net borrowing costs.

2022	46

[3.29] Income taxes

Income taxes amount to €6,526 thousand compared to €3,529 thousand in 2021. The caption is broken down as follows:

€‘000
	2022 restated	2021 restated
Pre-tax income (loss)	-12,748	991
Income taxes calculated using the the theorical IRES rate (24%)	3,059	-238
IRAP	-252	-809
Effect of different taxation of foreign companies	-1,924	-673
Patent Box effect	0	0
Other taxes	5,642	5,249

Income tax benefit (expense)	6,526	3,529

Taxes relative to previous years refer to taxes for 2016 defined with the mutually-agreed assessment settlement procedure (tax settlement). Reference should be made to section [3.19] Other current liabilities for more information.

The main temporary differences that led to the recognition of deferred tax assets and liabilities are set out in the following table along with relevant effects:

(€’000)
Description	31/12/2022 restated		31/12/2021 restated
	Temporary differences	Tax effect	Temporary differences	Tax effect
Change in deferred tax assets:
Provision for risks and charges	14,682	-3,751	13,147	-3,207
Allowance for inventory write-down	6,178	-1,483	5,972	-1,443
Amortisation of trademarks	149	-42	128	-36
Amortisation of goodwill	670	-69	1,386	-387
Unpaid directors’ fees	262	-63	40	-10
Agents’ termination indemnity	97	-27	268	-75
Exchange losses	11,309	-2,713	10,007	-2,402
Impairment losses on equity investments	0	0	565	-136
Impairment losses on intangible assets	152	-37	222	-57
ACE deduction	8,966	-2,152	6,254	-1,501
Non-deductible interest as per article 96 of the	0	0	3,103	-745
Consolidated income tax act
Fiscal losses	979	-235	0	0
Difference between carrying amount and tax base	953	-229	640	-154
IFRS 16	99	-72	302	-87
Incentive plans	0	0	4,217	-1,012
Post-employment benefits	37	-19	76	-18
Other variations	532	-128	136	-34
Deferred tax assets - subsidiaries (Lima AU, Lima ES,	0	-538	0	-642
Lima BR, Lima NZ, Lima DK, Lima PL)
Deferred tax assets on consolidation adjustments	0	-20,151	0	-21,516

Total change in deferred tax assets	45,068	-31,709	46,463	-33,462

Change in deferred tax liabilities
Taxed grands	3,692	886	3,754	901
Exchange gains	7,874	1,890	7,976	1,914
Other variations	641	154	456	117
Deferred tax liabilities - subsidiaries (Lima AU, Lima ES,	0	6,484	0	5,000
Lima CZ, Lima JP, Lima NZ, Lima PL, Lima UK and
Lima USA)
Deferred tax assets on consolidation adjustments	0	9,861	0	9,364

Total change in deferred tax liabilities	12,207	19,275	12,186	17,296

Net change in deferred tax (assets) liabilities	32,861	-12,434	34,277	-16,166

The deferred tax assets and liabilities includes the taxes calculated on the temporary differences arising between the book value of assets and liabilities and the corresponding tax values (especially for taxed funds and non-deductible interest). Considering 3 years history, 2020,2021, 2022 the fiscal year 2022 was the first year of fiscal losses of the Group. The tax rate for the fiscal year 2022 is mainly impacted by the full impairment of the Goodwill related to TechMah CGU as described in paragraph [3.2].

2022	47

Other information

[4.1] Correction of errors

The accounting policies set out in the relevant section of these notes have been applied to prepare the Consolidated financial statements restated at 31 December 2022 following the correction of error related to the payback mechanism accounted according to IFRS 15, Revenue from Contracts with Customers, retrospectively, as reduction of revenue (variable consideration).

Although the correction did not result in an application of a new accounting standard, it impacted the one adopted in relation to the payback mechanism as described in paragraph [3.20] Revenue and other revenue and income. The error has been corrected by restating each of the affected financial statement line items for the current period and the previous one.

As per the IAS.8, par. 49, the following tables show the amounts of the error correction for previously reported amounts . The error refers to the payback system accounted for as variable consideration under IFRS15 instead of IAS37. The correction of error has been accounted for retrospectively at 1 January 2021.

The information presented covers the impact of the correction, in 2021 and 2022, on the financial position and financial performance.

The effect of the restatement on the 2021 figures is a decrease on the opening balances of Retained earnings (accumulated deficit) for €6,945 thousand related to the correction of error of previous years and an increase of the period loss for €1,713 thousand. The table reported below summarize the effects of the restatement on the financial statements as at 1 January 2021 and 31 December 2021.

2022	48

Reconciliations of the statement of financial position and the statement of profit or loss

		Impact of correction of errors
	Note	As previously stated 01/01/21	Adjustments	As restated 01/01/2021
Other intangible assets	[3.1]	44,477		44,477
Goodwill	[3.2]	396,900		396,900
Property, plant and equipment	[3.3]	85,288		85,288
Equity investments	[3.4]	402		402
Deferred tax assets	[3.5]	29,702	2,193	31,895
Other non-current assets	[3.6]	663		663

		557,432	2,193	559,625

Inventories	[3.7]	84,166		84,166
Trade receivables	[3.8]	63,070		63,070
Current tax assets	[3.9]	4,361		4,361
Other current assets	[3.10]	11,469		11,469
Cash and cash equivalents	[3.11]	26,273		26,273

Total current assets		189,340	—	189,340

TOTAL ASSETS		746,772	2,193	748,965

Equity
Share capital	[3.12]	9,868		9,868
Share premium reserve	[3.12]	14,425		14,425
Other reserves	[3.12]	310,762		310,762
Retained earnings (accumulated deficit)	[3.12]	565	(6,945)	(6,380)
Profit (loss) for the year	[3.12]	(12,482)		(12,482)

		323,139	(6,945)	316,194

Total equity		323,139	(6,945)	316,194

Non-current liabilities
Non-current financial liabilities	[3.15]	287,222		287,222
Employee benefits	[3.14]	1,421		1,421
Deferred tax liabilities	[3.5]	12,986		12,986
Provisions for risks and charges	[3.13]	3,894	9,138	13,032
Other non-current liabilities	[3.16]	5,476		5,476

Total non-current liabilities		310,999	9,138	320,137

Current liabilities
Current financial liabilities	[3.15]	59,511		59,511
Trade payables	[3.17]	28,941		28,941
Current tax liabilities	[3.18]	491		491
Other current liabilities	[3.19]	23,692		23,692

Total current liabilities		112,635	—	112,635

TOTAL EQUITY AND LIABILITIES		746,772	2,193	748,965

2022	49

Reconciliations of the statement of financial position and the statement of profit or loss

		Impact of correction of errors
(€‘000)
	Note	As previously stated 31/12/21	Adjustments	As restated 31/12/2021
ASSETS
Non-current assets
Other intangible assets	[3.1]	53,595		53,595
Goodwill	[3.2]	398,305		398,305
Property, plant and equipment	[3.3]	81,773		81,773
Equity investments	[3.4]	2		2
Deferred tax assets	[3.5]	30,728	2,734	33,462
Other non-current assets	[3.6]	705		705

Total non-current assets		565,109	2,734	567,842

Current assets
Inventories	[3.7]	87,421		87,421
Trade receivables	[3.8]	66,891		66,891
Current tax assets	[3.9]	2,554		2,554
Other current assets	[3.10]	11,247		11,247
Cash and cash equivalents	[3.11]	21,503		21,503

Total current assets		189,617	—	189,617

TOTAL ASSETS		754,726	2,734	757,460

EQUITY AND LIABILITIES
Equity
Share capital	[3.12]	9,868		9,868
Share premium reserve	[3.12]	14,425		14,425
Other reserves	[3.12]	317,570		317,570
Retained earnings (accumulated deficit)	[3.12]	(11,917)	(6,945)	(18,862)
Profit (loss) for the year	[3.12]	(825)	(1,713)	(2,538)

Total equity attributable to the owners of the parent		329,121	(8,658)	320,463

Total equity		329,121	(8,658)	320,463

Non-current liabilities
Non-current financial liabilities	[3.15]	283,573		283,573
Employee benefits	[3.14]	1,442		1,442
Deferred tax liabilities	[3.5]	17,296		17,296
Provisions for risks and charges	[3.13]	3,922	11,392	15,314
Other non-current liabilities	[3.16]	5,250		5,250

Total non-current liabilities		311,483	11,392	322,875

Current liabilities
Current financial liabilities	[3.15]	61,536		61,536
Trade payables	[3.17]	32,343		32,343
Current tax liabilities	[3.18]	202		202
Other current liabilities	[3.19]	20,041		20,041

Total current liabilities		114,122	—	114,122

TOTAL EQUITY AND LIABILITIES		754,726	2,734	757,460

2022	50

		Impact of correction of errors
(€‘000)
	Note	As previously stated 31/12/21	Adjustments	As restated 31/12/2021
Revenue	[3.20]	212,798	(2,254)	210,543
Other revenues and income	[3.20]	3,973		3,973

Total revenue and income		216,771	(2,254)	214,517

Raw materials, consumables, supplies and goods	[3.21]	(53,530)		(53,530)
Services	[3.22]	(69,910)		(69,910)
Change in w.i.p., semi-finished products and finished goods	[3.23]	2,058		2,058
Personnel expenses	[3.24]	(60,773)		(60,773)
Amortisation and Depreciation	[3.25]	(32,517)		(32,517)
Impairment losses on trade receivables	[3.25]	(429)		(429)
Impairment losses on fixed assets	[3.25]	(209)		(209)
Other operating costs	[3.26]	(1,509)		(1,509)
Internal work capitalised	[3.27]	16,250		16,250

Operating costs		(200,570)	—	(200,570)

Operating profit		16,201	(2,254)	13,947

Financial income	[3.28]	7,829		7,829
Financial expense	[3.28]	(20,785)		(20,785)

Net financial expense		(12,956)	—	(12,956)

Pre-tax income (loss)		3,245	(2,254)	991

Income tax benefit (expense)	[3.29]	(4,070)	541	(3,529)

Profit (loss) for the year		(825)	(1,713)	(2,539)

of which attributable to the owners of the parent		(825)	(1,713)	(2,539)

		Impact of correction of errors
(€‘000)
	Note	As previously stated 31/12/21	Adjustments	As restated 31/12/2021
Profit (loss) for the year		(825)	(1,713)	(2,539)

Other comprehensive income (expense)
Items that will never be reclassified to profit or loss (A)
Remeasurements of the net defined benefit liability (asset)	[3.14]	3	—	3
Related tax	[3.14]	(1)	—	(1)

		2	—	2

Items that are or may be reclassified to profit or loss (B)
Exchange differences on translation of foreign operations	[3.12]	1,842	—	1,842

		1,842	—	1,842

Other comprehensive income (expense), net of tax (A+B)		1,844	—	1,844

Comprehensive income (expense) for the year		1,019	(1,713)	(695)

Comprehensive income (expense) attributable to:		—
Owners of the parent		1,019	(1,713)	(695)

The effect originated by the restatement on the figures as at 31 December 2022 is a decrease of revenues for an amount equal to €2,925 thousand. The table reported below summarize the effects of the restatement on the financial statements as at 31 December 2022.

2022	51

Reconciliations of the statement of financial position and the statement of profit or loss

		Impact of correction of errors
(€‘000)
	Note	As previously stated 31/12/22	Adjustments	As restated 31/12/2022
ASSETS
Non-current assets
Other intangible assets	[3.1]	58,234		58,234
Goodwill	[3.2]	384,216		384,216
Property, plant and equipment	[3.3]	79,837		79,837
Equity investments	[3.4]	2		2
Deferred tax assets	[3.5]	31,694	15	31,709
Other non-current assets	[3.6]	861		861

Total non-current assets		554,844	15	554,859

Current assets
Inventories	[3.7]	86,728		86,728
Trade receivables	[3.8]	70,161		70,161
Current tax assets	[3.9]	2,087		2,087
Other current assets	[3.10]	14,192		14,192
Cash and cash equivalents	[3.11]	25,920		25,920

Total current assets		199,088	—	199,088

TOTAL ASSETS		753,932	15	753,947

EQUITY AND LIABILITIES
Equity
Share capital	[3.12]	9,868		9,868
Share premium reserve	[3.12]	14,425		14,425
Other reserves	[3.12]	323,510		323,510
Retained earnings (accumulated deficit)	[3.12]	(13,308)	(8,658)	(21,966)
Profit (loss) for the year	[3.12]	(27,885)	8,612	(19,274)

Total equity attributable to the owners of the parent		306,610	(47)	306,564

Total equity		306,610	(47)	306,564

Non-current liabilities
Non-current financial liabilities	[3.15]	10,165		10,165
Employee benefits	[3.14]	1,296		1,296
Deferred tax liabilities	[3.5]	19,275		19,275
Provisions for risks and charges	[3.13]	8,296	8,860	17,156
Other non-current liabilities	[3.16]	649		649

Total non-current liabilities		39,680	8,860	48,541

Current liabilities
Current financial liabilities	[3.15]	336,659		336,659
Trade payables	[3.17]	36,564		36,564
Current tax liabilities	[3.18]	877		877
Other current liabilities	[3.19]	33,542	(8,800)	24,742

Total current liabilities		407,641	(8,800)	398,842

TOTAL EQUITY AND LIABILITIES		753,932	14	753,946

2022	52

		Impact of correction of errors
(€‘000)
	Note	As previously stated 31/12/22	Adjustments	As restated 31/12/2022
Revenue	[3.20]	248,594	(2,925)	245,669
Other revenues and income	[3.20]	5,798		5,798

Total revenue and income		254,392	(2,925)	251,467

Raw materials, consumables, supplies and goods	[3.21]	(56,391)		(56,391)
Services	[3.22]	(81,645)		(81,645)
Change in w.i.p., semi-finished products and finished goods	[3.23]	(887)		(887)
Personnel expenses	[3.24]	(76,858)		(76,858)
Amortisation and Depreciation	[3.25]	(35,408)		(35,408)
Impairment losses on trade receivables	[3.25]	(502)		(502)
Impairment losses on fixed assets	[3.25]	(16,152)		(16,152)
Other operating costs	[3.26]	(16,113)	14,256	(1,857)
Internal work capitalised	[3.27]	13,532		13,532

Operating costs		(270,424)	14,256	(256,167)

Operating profit		(16,032)	11,331	(4,700)

Financial income	[3.28]	14,561		14,561
Financial expense	[3.28]	(22,609)		(22,609)

Net financial expense		(8,048)	—	(8,048)

Pre-tax income (loss)		(24,080)	11,331	(12,748)

Income tax benefit (expense)	[3.29]	(3,806)	(2,720)	(6,526)

Profit (loss) for the year		(27,886)	8,612	(19,274)

of which attributable to the owners of the parent		(27,886)	8,612	(19,274)

2022	53

Reconciliations of the statement of cash flows

		Impact of correction of errors
(€‘000)
	Note	As previously stated 31/12/2022	Adjustments	As restated 31/12/2022
Operating activities
Profit (loss) for the period	[3.12]	(27,885)	8,612	(19,273)
Income tax (benefit)/expense	[3.29]	3,806	2,720	6,526
Net financial (income)/expense	[3.28]	10,809	—	10,809
Amortisation, depreciation and impairment losses	[3.25]	50,649	—	50,649
Accruals/(Release) to provisions	[3.26]	4,374	(2,532)	1,842
Net (gains)/loss on disposals	[3.20] [3.26]	(629)	—	(629)
FX on contingent consideration	[3.28]	1,031	—	1,031
Cash flows from operating activities before changes in working capital		42,155	8,800	50,955
Change in inventories	[3.7]	693	—	693
Change in trade receivables	[3.8]	(3,270)	—	(3,270)
Change in trade payables	[3.17]	4,220	—	4,220
Change in other assets/liabilities	[3.10] [3.16] [3.19]	9,116	(8,800)	316
Change in non-current assets	[3.6]	(156)	—	(156)
Income taxes paid		(2,019)	—	(2,019)

Cash flows from operating activities A)		50,739	—	50,739

Investing activities
Acquisitions of property, plant and equipment	[3.3]	(25,234)	—	(25,234)
Disposal of property, plant and equipment	[3.3]	1,418	—	1,418
Acquisitions of intangible assets	[3.1]	(12,229)	—	(12,229)
Disposal of intangible assets	[3.1]	955	—	955

Cash flows used in investing activities B)		(35,090)	—	(35,090)

Financing activities
Third party funds
Net change in current financial liabilities	[3.15]	8,916		8,916
Gross change in non-current financial liabilities	[3.15]	(0)	—	(0)
Decrease in lease liabilities	[3.15]	(4,401)	—	(4,401)
Net interest income	[3.28]	163	—	163
Net interest paid	[3.28]	(15,911)	—	(15,911)

Cash flows from (used in) financing activities C)		(11,233)	—	(11,233)

Increase (decrease) in liquid funds (A ± B ± C)		4,417	—	4,417

Opening cash and cash equivalent		21,503	—	21,503
Closing cash and cash equivalent		25,920	—	25,920

Increase (decrease) in cash and cash equivalents		4,417	—	4,417

2022	54

			Impact of correction of errors
(€000)
	Note		As previously stated 31/12/22	Adjustments	As restated 31/12/2022
Profit (loss) for the year			(27,886)	8,612	(19,274)

Other comprehensive income (expense)
Items that will never be reclassified to profit or loss (A)
Remeasurements of the net defined benefit liability (asset)	[3.14	]	71	—	71
Related tax	[3.14	]	(17)	—	(17)

			54	—	54

Items that are or may be reclassified to profit or loss (B)
Exchange differences on translation of foreign operations	[3.12	]	871	—	871

			871	—	871

Other comprehensive income (epense), net of tax (A+B)			925	—	925

Comprehensive income (expense) for the year			(26,961)	8,612	(18,349)

Comprehensive income (expense) attributable to:
Owners of the parent			(26,961)	8,612	(18,349)

In the statutory consolidated financial statement as at 31 December 2022 the payback was incorrectly accounted for as operating cost in the profit and loss as of 31 December 2022.

[4.2] Operating segments

The disclosure about operating segments was prepared in accordance with IFRS 8 Operating segments which provides for the presentation of information in line with the measures adopted by the chief operating decision maker to make operating decisions.

At operating level, the group has a matrix organisational structure split by product line, distribution channel and geographical segment providing a coherent strategic vision of the business. This structure can be seen in the way management monitors and directs the group’s activities. Specifically, senior management reviews the group’s results as a whole as it does not have identifiable operating segments. Therefore, the group’s operations are presented as a single segment for IFRS 8 reporting purposes.

2022	55

A breakdown of revenue earned in 2022 and 2021 by product line, distribution channel and geographical segment is shown below:

(€‘000)
Revenue by PRODUCT LINE	31/12/2022 restated	31/12/2021 restated
Hip	88,142	78,307
Extremities	98,537	83,966
Knee	49,234	39,700
Fixation & Other	9,756	8,570

Total sales revenue	245,669	210,543

(€‘000)
Revenue by DISTRIBUTION CHANNEL	31/12/2022 restated	31/12/2021 restated
Direct customers	195,629	178,786
Indirect channel	50,040	31,757

Total sales revenue	245,669	210,543

(€‘000)
Revenue by GEOGRAPHICAL SEGMENT	31/12/2022 restated	31/12/2021 restated
Italy	45,227	39,960
Resto of Europe	97,948	79,001
APAC	37,652	38,357
United States	43,111	35,283
Rest of world	21,731	17,942

Total sales revenue	245,669	210,543

As required by IFRS 8, it is noted that the group does not have individual customers that generate revenue of 10% or more of its total revenue in 2022 and 2021.

The following table shows non-current assets other than financial assets and deferred tax assets by geographical segment at 31 December 2022 and 2021, allocated in line with the country where they are held. Unallocated non-current assets entirely consist of goodwill.

(€‘000)
	31/12/2022 restated	31/12/2021 restated
Italy	444,336	442,738
USA	50,006	61,606
Rest of Europe	15,106	21,593
APAC	6,827	7,940
Rest of the world	6,873	502

Total non-current assets	523,148	534,379

[4.3]	ERRORstruments - Fair value and risk management

A.	Accounting classification and fair value

The next table shows the carrying amount and fair value of each financial asset and liability, including their fair value hierarchy level. Information about the fair value of financial assets and liabilities not measured at fair value is not provided as their carrying amount reasonably approximates their fair value.

Trade receivables and other assets and trade payables and other liabilities classified as held for sale are not included in the table. Their carrying amount reasonably approximates their fair value.

2022	56

(€‘000)		Carrying Amount							Fair value
31/12/2021 unaudited	Notes	Fair value – Hedging instruments	Mandatorily at FVTPL - other	FVOCI - debt instruments	FVOCI - equity instruments	Financial Assets measured at amortised cost	Other liabilities	Total	Level 1	Level 2	Level 3	Total
Financial assets measured at fair value
		—						—	—	—	—	—
Financial assets not measured at fair value
Trade receivables and other assets	[3.8] [3.10]					78,138		78,138		78,138		78,138
Cash and cash equivalents	[3.11]					21,503		21,503		21,503		21,503
		—	—	—	—	99,642	—	99,642	—	99,641	—	99,641
Financial liabilities measured at fair value
Liabilities for acquisitions - MT Ortho	[3.15]						185	185			185	185
Liabilities for acquisitions - Techmah	[3.15]						13,434	13,434			13,434	13,434
		—	—	—	—	—	13,619	13,619	—	—	13,619	13,619
Financial liabilities not measured at fair value
Bank credit facilities	[3.15]						1,199	1,199		1,199		1,199
Secured bank loans	[3.15]						47,000	47,000		47,000		47,000
Undecured bank loans	[3.15]						1,024	1,024		1,024		1,024
Secured bonds - listed bonds	[3.15]						272,556	272,556		272,556		272,556
Lease liabilities - IFRS16	[3.15]						7,941	7,941		7,941		7,941
Trade payables and other liabilities	[3.18] [3.20]						52,385	52,385		52,385		52,385
		—	—	—	—	—	382,105	382,105		382,105		382,105

TOTALE		—	—	—	—	99,642	395,723	495,365	—	481,746	13,619	495,365

(€‘000)		Carrying Amount							Fair value
31/12/2022 restated	Notes	Fair value – Hedging instruments	Mandatorily at FVTPL - other	FVOCI - debt instruments	FVOCI - equity instruments	Financial Assets measured at amortised cost	Other liabilities	Total	Level 1	Level 2	Level 3	Total
Financial assets measured at fair value
		—						—	—	—	—	—
Financial assets not measured at fair value
Trade receivables and other assets	[3.8] [3.10]					84,353		84,353		84,353		84,353
Cash and cash equivalents	[3.11]					25,920		25,920		25,920		25,920
		—	—	—	—	110,273	—	110,273	—	110,273	—	110,273
Financial liabilities measured at fair value
Liabilities for acquisitions - MT Ortho	[3.15]						185	185			185	185
Liabilities for acquisitions - Techmah	[3.15]						7,373	7,373			7,373	7,373
		—	—	—	—	—	7,558	7,558	—	—	7,558	7,558
Financial liabilities not measured at fair value
Bank credit facilities	[3.15]						383	383		383		383
Secured bank loans	[3.15]						54,000	54,000		54,000		54,000
Undecured bank loans	[3.15]						751	751		751		751
Secured bonds - listed bonds	[3.15]						274,039	274,039		264,982		264,982
Lease liabilities - IFRS16	[3.15]						7,817	7,817		7,817		7,817
Trade payables and other liabilities	[3.18] [3.20]						70,105	70,105		70,105		70,105
		—	—	—	—	—	407,095	407,095		398,038		398,038

TOTALE		—	—	—	—	110,273	414,653	524,926	—	508,311	7,558	515,869

B.	Fair value measurement

i. Measurement techniques and significant unobservable inputs

The following tables present the measurement techniques and significant unobservable inputs used to determine the fair value of level 2 and 3 financial instruments in the statement of financial position.

2022	57

Financial instruments measured at fair value

2021
Type	Measurement technique	Unobservable significant inputs	Relationship between unobservable sig. inputs and fair value measurement
Liabilities for TechMah acquisition	Discounted cash flows: This measurement technique considers the present value of the estimated payments, discounted using a discount rate that reflects the risk.	– At 31 December 2021, these milestones have been estimated by independent experts as USD15.2 million.	The estimated fair value would decrease if: - achievement of each milestone does not happen in accordance with the agreed timeline

	These estimated cash flows are estimated by independent experts that define the net present value of the contract’s future cash outflows; these outflows are partly tied to the group’s business plan assuming the milestones will be achieved as agreed with TechMah’s former owners.	– At 31 December 2021, independent experts have expected future cash outflows of USD9.3 million if the milestones are reached. – Discount rate that reflects the risk (31 December 2021: 3.39%).	- the discount rate reflecting the risk is higher

2022
Type	Measurement technique	Unobservable significant inputs	Relationship between unobservable sig. inputs and fair value measurement
Liabilities for TechMah acquisition	Discounted cash flows: This measurement technique considers the present value of the estimated payments, discounted using a discount rate that reflects the risk.	– At 31 December 2022, these milestones have been estimated by independent experts as USD7.4 million.	The estimated fair value would decrease if: - achievement of each milestone does not happen in accordance with the agreed timeline

	These estimated cash flows are estimated by independent experts that define the net present value of the contract’s future cash outflows; these outflows are partly tied to the group’s business plan assuming the milestones will be achieved as agreed with TechMah’s former owners.	– At 31 December 2022, independent experts have expected future cash outflows of USD5.6 million if the milestones are reached. – Discount rate that reflects the risk (31 December 2022: 7.32%).	- the discount rate reflecting the risk is higher

Financial instruments not measured at fair value

Type	Measurement technique
Secured bonds Lease liabilities Secured bank loans Unsecured bank loans	Discounted cash flows: This measurement technique considers the present value of estimated payments, discounted using a discount rate that reflects the risk.

2022	58

Reconciliation of level 3

(€‘000)	Liabilities
Balance at 31 December 2020	21,265
Gain (losses)
- Net change in fair value (unrealised)	(680)
- Foreing exchange (gain) losses	1,264
Payments	(8,415)
Balance at 31 December 2021 restated	13,434
Gain (losses)
- Net change in fair value (unrealised)	(6,981)
- Foreing exchange (gain) losses	921
Payments
Balance at 31 December 2022 restated	7,374

Sensitivity analysis

The reasonably possible changes at 31 December 2022 to one of the significant unobservable inputs would have the following effects on the fair value of the consideration:

€‘000
	Decrease		31 December 2022	Increase
Equity value	-10%	-5%	0%	5%	10%
Techma liability	7,362	7,369	7,373	7,383	7,389

C.	Financial risk management

The group is exposed to the following risks deriving from its use of financial instruments:

•	credit risk;

•	liquidity risk;

•	market risk.

Risk management system

Overall responsibility for the design and oversight of the group’s risk management system lies with the parent’s board of directors, which is in charge of developing and monitoring the group’s risk management policies.

The group’s risk management policies are designed to identify and analyse any risks it is exposed to, establish appropriate limits and controls and monitor the risks and compliance with such limits. The committee regularly revisits the policies and related systems to align them with market developments and the group’s business. The group aims to create a disciplined and constructive control environment through training programmes, standards and management procedures so that its employees are familiar with their roles and responsibilities.

The board of directors ensures compliance with the risk polices and management procedures and checks that the risk management system is appropriate to deal with risks that could affect the group.

The group’s financial instruments comprise cash and cash equivalents, loans, trade receivables and payables, current and non-current assets and liabilities as well as derivatives.

In its normal business operations, the group is exposed to:

•	market risk, mainly currency and interest rate risks;

•

commercial or counterparty credit risks, related to the risk of default on commercial or financial obligations by various counterparties as part of normal business operations or lending, investment and hedging transactions;

•	liquidity risk, related to the availability of financial resources and access to the credit market and to the need to meet the group’s financial needs in the short term.

2022	59

Financial risk management is carried out centrally and essentially ensures that there are enough financial resources to meet business development needs and that resources are suitably invested in profitable activities.

Market risk

Market risk can be broken down into the following components:

•	interest rate risk,

•	currency risk.

Interest rate risk

The group’s exposure to interest rate risk is chiefly related to cash and cash equivalents, bonds and bank loans and borrowings, especially the revolving credit facility that is managed centrally. At 31 December 2022, the group does not have any interest rate hedges. A 100bps increase in the interest rate applied would have led to an increase of roughly €3.2 million in financial expense.

Currency risk

As the group sells its products in various countries, it is exposed to currency risk. This risk mainly derives from sales in currencies other than the Euro, like the US dollar, British pound, Japanese yen and Australian dollar.

The group regularly assesses its exposure to market financial risks. It does not manage such risks by using derivatives.

2022	60

Its exposure in relation to foreign currency assets and liabilities is detailed in the following table (countervalue of the respective currencies in Euro):

€‘000
	Currency	Amount in currency	Exchange rate	Counter value in Euro
Trade receivables
	AUD	2,493	2	1,588
	BRL	16,391	6	2,907
	CHF	479	1	487
	CZK	32,315	24	1,340
	DKK	1,219	7	164
	GBP	2,570	1	2,898
	HRK	7,526	8	999
	JPY	527,636	141	3,751
	KRW	3,980,038	1,344	2,961
	NZD	971	2	578
	PLN	14,923	5	3,188
	SEK	2,914	11	262
	TRY	3,483	20	174
	USD	10,596	1	9,935
	CAD	100	1	69
	CNY	308	7	42
Other assets
	USD	1,417	1	1,328
	AUD	234	2	149
	BRL	5,584	6	990
	CHF	52	1	53
	CNY	463	7	63
	CZK	2,090	24	87
	DKK	0	7	0
	GBP	110	1	124
	HRK	96	8	13
	JPY	32,436	141	231
	KRW	389,216	1,344	290
	NZD	30	2	18
	PLN	427	5	91
	SEK	247	11	22
	TRY	4,172	20	209
	ZAR	1	18	0
	CAD	133	1	92
Cash and cash equivalents
	AUD	1,185	2	755
	BRL	3,845	6	682
	CHF	187	1	190
	CZK	21,266	24	882
	DKK	645	7	87
	GBP	908	1	1,024
	HRK	5,773	8	766
	JPY	37,994	141	270
	KRW	823,810	1,344	613
	NZD	594	2	353
	PLN	3,018	5	645
	SEK	3,024	11	272
	TRY	2,280	20	114
	USD	5,360	1	5,025
	ZAR	1,447	18	80
	CAD	328	1	227
	CNY	1,227	7	167

2022	61

€‘000
	Currency	Amount in currency	Exchange rate	Counter value in Euro
Trade payables
	AUD	206	2	131
	CAD	85	1	59
	CHF	457	1	465
	CZK	911	24	38
	DKK	1,428	7	192
	GBP	606	1	683
	JPY	77,918	141	554
	KRW	62,011	1,344	46
	NZD	252	2	150
	PLN	2,520	5	538
	SEK	2,289	11	206
	TRY	1,133	20	57
	USD	3,330	1	3,122
	ZAR	77	18	4
	HRK	68	8	9
	BRL	28	6	5
	CNY	62	7	8
Financial liabilities
	AUD	498	2	318
	CAD	1	1	0
	CHF	359	1	364
	CZK	6,357	24	264
	GBP	212	1	240
	JPY	56,134	141	399
	KRW	159,876	1,344	119
	NZD	163	2	97
	TRY	0	20	0
	USD	10,671	1	10,004
	HRK	577	8	77
	BRL	291	6	52
	CNY	283	7	38
Other liabilities
	AUD	1,049	2	668
	CAD	3	1	2
	CHF	804	1	817
	CZK	4,928	24	204
	DKK	238	7	32
	GBP	882	1	995
	JPY	154,243	141	1,097
	KRW	110,305	1,344	82
	NZD	211	2	125
	SEK	1,111	11	100
	TRY	4	20	0
	USD	1,490	1	1,397
	ZAR	66	18	4
	HRK	261	8	35
	BRL	617	6	110

2022	62

Sensitivity analysis of currency risk

The financial assets and liabilities in currencies other than the functional currency of each group company at 31 December 2022 and 2021 were identified to perform the sensitivity analysis of currency risk. The group also considered foreign currency intragroup assets and liabilities to assess the potential effects on the profit or loss for the year.

Two scenarios were considered with a 5% appreciation or depreciation in the nominal exchange rate between the currency in which the caption is expressed and the Euro.

The next table shows the results of the sensitivity analysis:

€‘000
	5% appreciation		5% depreciation
	31 December		31 December
Currency	2022	2021	2022	2021
USD	1,961	2,232	(1,868)	(2,126)
JPY	943	1,092	(898)	(1,040)
PLN	613	537	(583)	(512)
KRW	494	576	(470)	(549)
GBP	447	415	(426)	(395)
BRL	501	391	(477)	(373)
CHF	71	124	(68)	(118)
AUD	18	176	(18)	(167)
TRY	74	151	(71)	(144)
SEK	62	115	(59)	(109)
CZK	92	100	(88)	(95)
DKK	33	76	(31)	(73)
HRK	82	58	(78)	(55)
Other	115	74	(110)	(70)

Total	5,507	6,117	(5,245)	(5,826)

Credit risk

Credit risk is the risk that a customer or counterparty to a financial instrument may default on a contractual obligation generating a loss for the group. It mainly arises on trade receivables and debt instruments.

The group’s maximum exposure to this type of risk is the assets’ carrying amount.

Some of the markets on which the group operates have a higher level of risk, such as southern Italy, where the health system is deeply in debt, southern European countries, like Spain and Portugal, and eastern European countries, such as Croatia, the Czech Republic and Slovakia, where collection times are very long.

Most of the group’s receivables are due from public institutions, thus solely linked to the country risk. Moreover, payments from public administrations have improved notably in some cases in recent years thanks to measures taken to cut public entity debt with private companies.

Credit risk is also mitigated by the fact that the group is increasing its sales in countries with shorter average collection times. Therefore, the weight of markets with higher credit risk will be reduced.

At 31 December 2021 and 2022, the group does not have exposures with individual customers for more than 10% of its total trade receivables. Its top ten customers account for around 6% of total trade receivables at 31 December 2021 and 2022.

2022	63

The amount of financial assets for which recovery is doubtful is immaterial in terms of the total amount of trade receivables and is, in any case, covered by adequate accruals to the relevant allowances. The following table shows the group’s exposure to credit risk (amounts are inclusive of the loss allowance):

(€‘000)
	Not yet due	Overdue				Total
		<30 days	30 - 90 days	90 - 180 days	Over 180 days
Gross trade receivables at 31 December 2021 restated	41,111	6,422	5,362	4,622	11,454	68,971
Loss allowance	0	0	0	24	2,059	2,082

Net trade receivables at 31 December 2021 restated	41,114	6,422	5,362	4,598	9,395	66,891

Gross trade receivables at 31 December 2022 restated	47,203	7,324	6,108	4,519	7,394	72,548
Loss allowance	0	0	1	1	2,385	2,387

Net trade receivables at 31 December 2022 restated	47,203	7,324	6,107	4,518	5,009	70,161

The group monitors credit risk by grouping trade receivables by the credit worthiness of the customers, considering whether they belong to the private or public sector, their geographical location, relationship with the group and any previous financial difficulties.

Receivables are broken down by geographical segment as follows:

	Total Italy	Total EU	Rest of world	Total
Trade receivables	23,021	20,681	26,438	70,140
From subsidiaries	0	0	0	0
From associates	0	0	0	0
From parents	0	21	0	21
From subsidiaries of parents	0	0	0	0

TOTAL	23,021	20,702	26,438	70,161

Liquidity risk

Liquidity risk derives from the ability to obtain financial resources at a sustainable cost to carry out the group’s normal business operations.

The group uses the usual tools to manage current trade receivables, as well as partially using the credit facilities available. Moreover:

•	the group has debt instruments and credit lines to deal with liquidity requirements;

•	there are no significant concentrations of liquidity risk with regard to financial assets.

The table below summaries the ageing of financial liabilities at 31 December 2022 on the basis of non-discounted contractual payments. The refinancing completed in the first quarter of 2023 guarantees enough liquid funds to the group to make the liquidity risk in the medium term immaterial.

	Within one year	After one year	After five years	Total
Credit cards	383	0	0	383
Advances on exports	0	0	0	0
Current bank loans and borrowings	54,298	0	0	54,298
Non-current bank loans and borrowings	386	363	2	751
Bonds	276,018	0	0	276,018
Loans and borrowings with other financial backers	2,310	5,248	0	7,558
Lease liabilites as per IFRS 16	3,265	3,997	555	7,817

TOTAL	336,659	9,607	557	346,824

[4.4] Significant non-recurring transactions

None.

2022	64

[4.5] Guarantees

Reference should be made to section [3.15] of the notes to the Consolidated financial statements restated as at 31 December 2022.

[4.6] Related party transactions

The group carries out transactions with the ultimate parent recognised in line with the provisions of IAS 24. They are all financial in nature and are performed with full transparency and on an arm’s length basis. They do not include typical and/or unusual transactions.

Details of related party transactions carried out in 2022 and 2021 are as follows:

(€‘000)
2021 restated
	Payables	Receivables	Other non- current liabilities	Other current liabilities	Sundry recharges	Services	Personnel expenses
EMIL HOLDING II S.à.r.l.	350	0		0	-1	350	0
Senior Management	0	0	4,812	82	0	741	-806
Short-term				82		275
Post-empoyment
Other long - term
Share based benefits			4,812			466	-806

Total	350	0	4,812	82	-1	1,091	-806

(€‘000)
2022 restated
	Payables	Receivables	Other non- current liabilities	Other current liabilities	Sundry recharges	Services	Personnel expenses
EMIL HOLDING II S.à.r.l.	350	21	—	—	-24	350	—
Senior Management	—	—	72	302	—	2,703	3,928
Short-term				302		586
Post-empoyment						1,176
Other long - term
Share based benefits			72			941	3,928

Total	350	21	72	302	-24	3,054	3,928

No other significant related party transactions took place during the year.

The group operates in a market dominated by entities directly or indirectly controlled by the Italian government through state bodies, agencies, related parties and other organisations (entities related to government bodies). The parent does not carry out transactions with other entities related to government bodies, such as, for example, the sale and purchase of goods and materials, the supply or receipt of services, leasing of assets or use of public services.

Transactions with Emil Holding II S.à.r.l.

Financial transactions with the ultimate parent are part of the parent’s normal business operations and take place at conditions similar to those applied to transactions with unrelated parties.

2022	65

[4.7] Fees of directors, statutory auditors and key management personnel

The fees paid to directors and statutory auditors were as follows:

	2022	2021	Variation
Statutory auditors’ fees	57	57	0
Directors’ fees	2,704	741	1,963

TOTAL	2,760	798	1,962

The fees of the independent auditors and entities belonging to its network for the statutory audit of the parent’s separate financial statements and the group’s consolidated financial statements restated as at 31 December 2022 and related activities amount to €237 thousand.

[4.8] Incentive plans

In accordance with IFRS 2, the parent identified cash-settled share-based payment and equity-settled share-based payment incentive plans for some managers.

Assumptions about the fair value of the share-based payment plans are based on the Monte Carlo method (by simulating the group’s gross operating profit and equity value).

In previous years, the parent had defined two types of plan:

•	Virtual share plan (“VSP”)

On 23 November 2016, the parent’s shareholders approved the 2016-2030 virtual share plan for one of its managers. This includes the free award of options to subscribe the parent’s ordinary shares. The manager has the right to receive a number of options each year calculated using a pre-set formula.

The plan vests on 31 December 2030 although this date may be brought forward in the case of i) an IPO, ii) a change of control, or iii) leaver events that lead to the beneficiary leaving the parent.

The manager’s right to exercise the options vests in line with their continued employment relationship with the events i), ii) and iii) being early exercise events.

This plan qualifies as a cash-settled plan under IFRS 2. Its fair value was calculated using market models and the market data at the reporting dates (such as interest rate curves, historical price curves of listed comparable companies’ shares, price volatility of listed comparable companies’ shares) as well as non-market conditions (the probability that the above events will take place). The parent updates the calculation each year. After the sole beneficiary of the VSP stepped down in the first half of 2022, the amount due under the VSP was defined and paid during the year.

•	MPP plan

In September 2016, the parent introduced an incentive plan for some group employees who signed agreements with Emil Holding I (Emil Holding II’s controlling shareholder) providing for i) the award of shares of Emil Holding II (the company that manages and coordinates the parent) to the plan beneficiaries, ii) the granting of call options by the beneficiaries to Emil Holding I whereby Emil Holding I can acquire the shares held by the beneficiaries if certain events occur, iii) the granting of put options by Emil Holding I to the beneficiaries whereby the latter can sell their shares in Emil Holding II at the same conditions set for the call option, generating an amount equal to the difference between the amount paid by the beneficiaries (on the subscription date or deferred) and the carrying amount of the shares at the option exercise date. The options can be exercised if one of the events occurs.

This plan qualifies as a cash-settled plan under IFRS 2. Its fair value was calculated using market models and the market data at the reporting dates (such as interest rate curve) as well as non-market conditions (the probability that the above leaver events will take place). The plan liability represents the plan’s future value less the cost incurred by each beneficiary as its initial investment to enter the plan. The parent updates the calculation each year.

These plans led to recognition of a non-current liability of €0 million at 31 December 2022 and costs of services and personnel expenses for the year of €346 thousand (€5.1 million and €340 thousand for 2021, respectively).

2022	66

•	The Bonus Payments

Starting from June 2022 the Controlling Entity and the Entity agreed with certain employees some compensation plans which provide that upon occurrence of certain events (the “Bonus Payment Trigger Events”) a payment of a certain amount based on the enterprise value of the Entity at the trigger event date (the “Trigger Event Enterprise Value”).

The Bonus Payment Trigger Events occur at the first of the following events:

•

the listing of Emil NewCo S.a.r.l. or any entity of the Lima Group of companies which holds, directly and indirectly, all or substantially all of the assets of the Lima Group, on a regulated stock exchange;

•

in case no listing pursuant to paragraph a) has taken place, (i) any sale or transfer by Emil Holding I to a third party purchaser (not related to any EQT Funds) of more than 50% of the ordinary shares held by Emil Holding I in Emil NewCo S.a.r.l. or (ii) any sale to a third party purchaser (not related to any EQT Funds) of more than 50% of the shares in any other entity which holds, directly or indirectly, all or substantially all of the business or assets of the Lima Group; or

•	an asset sale of all or substantially all of the assets of the Lima Group which results in the EQT Funds no longer holding any interest (except for unsubstantial assets) in the Lima Group.

Considering that the amount to be paid to the employees is based on the Trigger Event Enterprise Value of the Entity and is therefore based on the value of the Entity’s equity instrument, the Bonus Payment falls within the scope of the “IFRS 2 – Share Based Payments”.

In particular, the management accounted for the Bonus Payment as follows:

(i)	the agreements in which the Entity has the obligation to settle the payment as cash-settled share-based payments (the “Cash-settled Bonus Payments”);

(ii)	the agreements in which the obligation is settled by Emil Holding I as equity-settled share-based payments (the “Equity-settled Bonus Payments”).

In accordance with IFRS 2, the Equity-settled Bonus Payments are measured at the fair value of grant date. Instead, the Cash-settled Bonus Payments are measured at the fair value of grant date and then re-measured at each reporting date until settlement.

The fair value of the Bonus Payments is recognized as an expense during the vesting period.

In order to evaluate the fair value of the Bonus Payments, the management used a Monte Carlo valuation model.

•	The Grant Dates considered for the valuation are: June 6, 2022, June 18, 2022, June 28, 2022, and August 9, 2022, which are the grant dates of the major part of the agreements.

•	The management of the company has assumed that the exercise of the plan will occur following an Exit Event on June 30, 2024 with a probability of 100%.

•	The riskfree interest rate is retrieved from public Information Provider and range from a minimun of 1.3% and maximum of 1.8% over the grant dates.

•

The volatility was estimated based on historical series of Equity Value from comparable companies. An adjustment was then applied in order to obtain the volatility relative to Enterprise Value, considering the framework derived from the Merton model.

•	Expected dividends rate is 0% for all the Bonus Payments.

•	Employee exit rate is 0% for all the Bonus Payments.

The fair value of the Cash-settled Bonus Payments at grant date amounted to € 464.3 thousand.

The fair value of the Equity-settled Bonus Payments at grant date amounted to € 17,752.0 thousand.

As of 31 December 2022, this plan involves 11 employees and led to a recognition of personnel expenses of €4,523 thousand in 2022.

2022	67

[4.9] Information pursuant to article 1.125 of Law no. 124/2017

Pursuant to article 1 of Law no. 124 of 4 August 2017, in compliance with the transparency obligation, it is noted that the group received the following grants in 2022.

Granting body	Grant received	Reason
EUROPEAN COMMISSION	33	H2020 MSCA ITN 2017 mCBEEs - 764977: Advanced integrative solutions to corrosion problems beyond micro-scale: towards long-term durability of miniaturized Biomedical, Electronic and Energy systems

MINISTRY FOR ECONOMIC DEVELOPMENT	6	Project IAREPAM Artificial Intelligence for the Efficient Development of an Implant in Additive Manufacturing - subsidised loan

MINISTRY FOR ECONOMIC DEVELOPMENT	11	Project IAREPAM Artificial Intelligence for the Efficient Development of an Implant in Additive Manufacturing - advance on the 1st progress report

TOTAL	50

The loan taken out to carry out the SICAT research and development project (commented on in note [3.15] Current and non-current financial liabilities in the notes to the consolidated financial statements restated as at 31 December 2022) bears interest at a subsidised rate of 0.80%.

The loan taken out to carry out the IAREPAM research and development project (commented on in note [3.15] Current and non-current financial liabilities in the notes to the consolidated financial statements restated as at 31 December 2022) bears interest at a subsidised rate of 0.13%.

For the purposes of the above disclosure requirements, in relation to any other relevant grants received, reference should also be made to the national register which is available for public consultation.

[4.10] Going concern

Though some parts of the world still felt the effects of the Covid-19 pandemic in early 2022, the current global situation means this is not a tangible or imminent significant factor in the group’s ability to continue as a going concern.

Due to the completion of the refinancing of the group described earlier and the economic and financial forecasts for the current year, supported by the group’s performance in early 2023, the directors believe that going concern is comfortably ensured.

[4.11] Events after the reporting date

As described in more detail in the paragraph [3.15] Current and non-current financial liabilities, the group completed the restructuring of its credit facilities and bonds at the beginning of 2023, deferring maturity to early 2028. This was partly financed by a capital injection by the shareholder.

On 16 March 2023, the parent Limacorporate S.p.A. signed a mutually-agreed assessment settlement procedure with the tax authorities following the tax assessment carried out on 2016.

In summer 2023 the management of Limacorporate took the strategic decision to stop the Smart Space project (referred to TechMah CGU), all digital activities and resources have been refocused on other projects. The event has been considered as non-adjusting event under IAS 10 as the decision has been fully taken in 2023.

On 18th September 2023 the company was served a Complaint filed by the founding shareholders of TechMah Medical (“TechMah Founders”) versus Lima USA Inc. and Limacorporate S.p.A. for alleged breach contract based on the milestones set out in the Investor and Founders Agreement entered into by TechMah Medical LLC, TechMah Founders, Lima USA Inc., and Limacorporate S.p.A. on 8th October 2021.

The Complaint contains high level allegations that Lima USA, Inc. and Limacorporate S.p.A. breached the Investor and Founders Agreement by not using their “reasonable best efforts” to achieve some Regulatory Milestones and by failing to pay out certain Commercial Milestones the Founders assume have been met. The Founders have claimed damages in a range of USD 5.5 – 11.5 million.

2022	68

On 15th November 2023 the company filed a Motion to dismiss providing evidence that Lima did not breach the Investor and Founders Agreement Agreement and has no liability to Plaintiffs.

Enovis Corporation, an innovation-driven, medical technology growth company listed in NYSE, announced on September 25, 2023 a definitive agreement to acquire LimaCorporate S.p.A..

On 03 January 2024 Enovis Corporation (NYSE: ENOV) announced the completion of the acquisition of the shares of Limacorporate S.p.A. as anticipated on 25 September 2023. On the same date, Limacorporate S.p.A. fully reimbursed its bond and revolving credit facility. Such reimbursement was fully funded by an intercompany loan granted by Enovis Corporation.

On 09 January 2024 Limacorporate S.p.A. transferred the shares of Lima USA to Enovis Corporation

31 January 2024

2022	69

KPMG S.p.A.

Revisione e organizzazione contabile

Piazza Salvemini, 20

35131 PADOVA PD

Telefono +39 049 8249101

Email it-fmauditaly@kpmg.it

PEC kpmgspa@pec.kpmg.it

Independent Auditors’ Report

To the board of directors of

Limacorporate S.p.A.

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of Limacorporate S.p.A. and its subsidiaries (the Company), which comprise the consolidated statements of financial position as of December 31, 2022 and 2021, and January 1, 2021, and the related consolidated statements of comprehensive income, comprehensive income, changes in equity, and cash flows for the years ended December 31, 2022 and 2021, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and January 1, 2021, and its financial performance and its cash flows for the years ended December 31, 2022 and 2021 in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As described in Note 4.1 “Correction of errors” to the consolidated financial statements, the Company has restated the 2022 and 2021 financial statements for a correction of an error related to the payback mechanism accounted in compliance with IFRS 15, Revenue from Contracts with Customers. Our opinion is not modified in respect of this matter.

Limacorporate S.p.A.

Independent Auditors’ Report

December 31, 2022 and 2021

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS as issued by the IASB, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise significant doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are authorized for issuance.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise significant doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

KPMG S.p.A.

Padua, Italy

February 1, 2024

2